UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Commission File No. 0-33295

MEDICALCV, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDICALCV, INC.

9725 SOUTH ROBERT TRAIL

INVER GROVE HEIGHTS, MINNESOTA 55077

August 25, 2005

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of MedicalCV, Inc., to be held in the Universe Room of the Marquette Hotel, 5000 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on September 22, 2005, at 3:30 p.m. central time.

At the annual meeting you will be asked to vote for the election of directors, to consider and vote upon an amendment to our articles that would increase the number of authorized shares, to consider and vote upon adoption of the Amended and Restated 2001 Equity Incentive Plan, and to consider and vote upon adoption of the 2005 Director Stock Option Plan.  The accompanying material contains the notice of annual meeting, the proxy statement, which includes information about the matters to be acted upon at the annual meeting, and the related proxy card.

I hope you will be able to attend the annual meeting.  Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.  If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the annual meeting.

Sincerely,

MedicalCV, Inc.

Marc P. Flores
President and Chief Executive Officer

MEDICALCV, INC.

9725 SOUTH ROBERT TRAIL

INVER GROVE HEIGHTS, MINNESOTA 55077

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 22, 2005

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MedicalCV, Inc., a Minnesota corporation, will be held in the Universe Room of the Marquette Hotel, 5000 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on September 22, 2005, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1.              To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified;

2.              To consider and vote upon an amendment to Article 3 of our Restated Articles of Incorporation to increase the number of authorized shares from 100,000,000 to 250,000,000;

3.              To consider and vote upon adoption of the Amended and Restated 2001 Equity Incentive Plan;

4.              To consider and vote upon adoption of the 2005 Director Stock Option Plan; and

5.              To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on August 11, 2005, are entitled to notice of, and to vote at, the meeting.  Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

MedicalCV, Inc.

John H. Jungbauer
Secretary

Inver Grove Heights, Minnesota

August 25, 2005

MEDICALCV, INC.

9725 SOUTH ROBERT TRAIL

INVER GROVE HEIGHTS, MINNESOTA 55077

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 22, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of MedicalCV, Inc. and contains information relating to the annual meeting of our shareholders to be held on September 22, 2005, beginning at 3:30 p.m. central time, in the Universe Room of the Marquette Hotel, 5000 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota.  This proxy statement and accompanying proxy card are being distributed on or about August 25, 2005.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following four items of business:

1.	The election of seven directors for the ensuing year and until their successors shall be elected and duly qualified;
2.	To amend our Restated Articles of Incorporation to increase the number of authorized shares from 100,000,000 to 250,000,000;
3.

To adopt the Amended and Restated 2001 Equity Incentive Plan, which among other provisions described in the proxy statement, will increase the number of shares available for the grant of awards under the plan from 1,704,474 to 6,000,000; and

4.	To adopt the 2005 Director Stock Option Plan.

You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•	FOR election of each of the seven nominees for director (see Proposal 1);
•	FOR amendment of our Restated Articles of Incorporation (see Proposal 2);
•	FOR adoption of the Amended and Restated 2001 Equity Incentive Plan (see Proposal 3); and
•	FOR adoption of the 2005 Director Stock Option Plan (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of August 11, 2005, the record date for the meeting, we had 11,353,333 shares of common stock outstanding.  Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting.  You can vote all the shares that you owned on the record date.  These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.  Shareholders do not have the right to cumulate votes in the election of directors.

As of August 11, 2005, we also had 17,785 outstanding shares of 5% Series A Convertible Preferred Stock.  Although such shares are entitled to certain protective rights, such shares are not entitled to vote on any of the proposals set forth in this proxy statement.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you.  As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to August 11, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  Registration and seating will begin at 3:00 p.m.  Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the annual meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.  If you are a shareholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our corporation secretary and voting in person the shares to which the proxy relates.  Any written notice or later dated proxy should be delivered to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention:  John H. Jungbauer, or hand-delivered to Mr. Jungbauer before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum.  There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting).  If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.  If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  Assuming the presence of a quorum, the seven persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.  For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval.  Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account.  You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the seven nominees, or your vote may be WITHHELD with respect to any or all of the nominees.  For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card.  If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the seven nominees for director named in the proxy statement and FOR the other proposals).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Registrar and Transfer Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the four matters described in this proxy statement.  If you grant a proxy, either of the officers named as proxy holder, Marc P. Flores and John H. Jungbauer, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting.  If a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies.  We are soliciting proxies principally by mail.  In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of August 11, 2005, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group.  The percentage of beneficial ownership is based on 11,353,333 shares outstanding as of August 11, 2005.  As indicated in the footnotes, shares issuable pursuant to the conversion of 5% Series A Convertible Preferred Stock and the exercise of warrants and options are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  With the exception of certain protective rights, our 5% Series A Convertible Preferred Stock is non-voting.  Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares.  Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.  Unless otherwise indicated, the address for each listed shareholder is c/o MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent Beneficially Owned(1)

Paul K. Miller	15,106,358	(2)	60.7%
PKM Properties, LLC	13,486,278	(3)	54.3%
c/o Gracon Contracting, Inc. 606-24th Avenue South, Suite B12 Minneapolis, MN 55454
Perkins Capital Management, Inc.	5,518,567	(4)	34.7%
730 East Lake Street Wayzata, MN 55391
MedCap Master Fund, L.P. (5)	1,261,341	(6)(7)	9.999%
ATC Trustees, Ltd. Cayside 2nd Fl, Harbour Dr. Georgetown, Grand Cayman Cayman Islands
MedCap Partners, L.P. (5)	1,261,341	(6)(7)	9.999%
500 Third St., Ste 535 San Francisco, CA 94107-6809
Millennium Partners, L.P. (8)	1,261,341	(6)(7)(9)	9.999%
c/o Millennium Management, L.L.C. 666 Fifth Ave., 8th Fl New York, NY 10103-0899
Pandora Select Partners, LP	1,261,341	(6)(7)	9.999%
3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416
ProMed Offshore Fund II, Ltd. (10)	1,261,341	(6)(7)(11)	9.999%
237 Park Ave., 9th Fl New York, NY 10017

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent Beneficially Owned(1)

SF Capital Partners Ltd. (12)	1,261,341	(6)(7)	9.999%
c/o Stark Offshore Management, LLC 3600 S Lake Dr. St. Francis, WI 53235-3716
Whitebox Convertible Arbitrage Partners, L.P.	1,261,341	(6)(7)	9.999%
3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416
Whitebox Hedged High Yield Partners, L.P.	1,261,341	(6)(7)	9.999%
3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416
Whitebox Intermarket Partners, L.P.	1,261,341	(6)(7)	9.999%
3033 Excelsior Blvd., Ste 300 Minneapolis, MN 55416
Peter L. Hauser	1,261,341	(7)(13)	9.999%
16913 Kings Court Lakeville, Minnesota 55044
Tower Finance, Ltd.	982,600	(14)	8.0%
49169 Lake Avenue McGregor, MN 55760
Robert D. Furst Jr. Money Purchase Pension Plan and Trust	901,338	(7)(15)	7.4%
c/o Alternative Strategy Advisers LLC 601 Carlson Pkwy, Ste 610 Minnetonka, MN 55305
J. Giordano Securities Group	861,000	(16)	7.0%
1234 Summer Street Stamford, CT 06905
Adel A. Mikhail, Ph.D.	739,552	(17)	6.4%
2332 West 111th Street Bloomington, MN 55431
ProMed Partners, LP (18)	735,000	(6)(7)(19)	6.1%
237 Park Ave., 9th Fl New York, NY 10017
Furst Capital Partners LLC	700,000	(6)(7)	5.8%
c/o Alternative Strategy Advisers LLC 601 Carlson Pkwy, Ste 610 Minnetonka, MN 55305
Goben Enterprises LP	700,000	(6)(7)	5.8%
27640 Island View Road Excelsior, MN 55331
Feltl & Company	645,440	(20)	5.4%
225 South Sixth Street 42nd Floor Minneapolis, MN 55402

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent Beneficially Owned(1)

Graphite Enterprise Trust PLC	630,000	(21)	5.5%
4th Floor, Berkeley Square House Berkeley Square, London W1X 5PA United Kingdom
Lawrence L. Horsch	477,924	(22)	4.1%
Larry G. Haimovitch	175,000	(6)(7)	1.5%
Susan L. Critzer	71,000	(23)	*
David B. Kaysen	71,000	(23)	*
John H. Jungbauer	50,000	(24)	*
Marc P. Flores	17,000		*
J. Robert Paulson, Jr.	0		0
All current directors and executive officers as a group (eight persons)	15,968,282	(25)	62.4%

*        Less than one percent.

(1)     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of August 11, 2005.

(2)     Represents (a) 1,467,580 shares, (b) 120,000 shares owned by Gracon Contracting Co., an entity over which Mr. Miller exercises control, (c) 28,000 shares purchasable upon the exercise of options, (d) 7,550,278 shares purchasable upon the exercise of warrants held by PKM Properties, LLC, an entity over which Mr. Miller exercises control, (e) 5,936,000 shares issuable upon the conversion of preferred stock held by PKM Properties, LLC, and (f) 4,500 shares owned by Mr. Miller’s spouse.

(3)     Represents 7,550,278 shares purchasable upon the exercise of warrants and 5,936,000 shares issuable upon the conversion of preferred stock.

(4)     Perkins Capital Management, Inc. has sole power to vote or to direct the voting of 325,000 shares, and sole power to dispose or to direct the disposition of 5,518,567 shares.  Includes 1,966,000 shares purchasable upon the conversion of preferred stock and 2,567,067 shares purchasable upon the exercise of warrants.

(5)     As set forth in Schedule 13G filed with the SEC on April 12, 2005, Medcap Management & Research LLC (“MMR”) as general partner and investment manager of MedCap Partners L.P. and MedCap Master Fund L.P. and C. Fred Toney as managing member of MMR may be deemed to beneficially own the shares owned by MedCap Partners and MedCap Master Fund in that they may be deemed to have the power to direct the voting or disposition of the shares.  Neither the filing of the Schedule 13G nor any of its contents is deemed to constitute an admission that either MMR or Mr. Toney is, for any purpose, the beneficial owner of any securities to which the Schedule 13G relates, and MMR and Mr. Toney disclaim beneficial ownership as to the securities reported in the Schedule 13G, except to the extent of their respective pecuniary interests therein.

(6)     Except as otherwise noted, represents preferred stock on an as-if-converted basis and a number of shares of common stock equal to 75 percent of such number that are issuable upon the exercise of warrants.

(7)     The conversion of preferred stock into common stock and the exercise of certain warrants reported is limited so that no holder of preferred stock or such warrants listed in this table, with the exception of PKM Properties, LLC, may beneficially own (with such holder’s affiliates) more than 9.999 percent of our then-outstanding common stock (the “9.999% limitation”).  The 9.999% limitation may not be waived.  The share numbers reported represent the maximum number of shares of common stock that each selling shareholder subject to the 9.999% limitation could hold upon conversion of its preferred stock and exercise of its warrants, based on 11,353,333 shares of common stock outstanding, and accounting for the shares resulting from such conversion or exercise.

(8)     The general partner of Millennium Partners, L.P., a Cayman Islands limited partnership (“Millennium Partners”), is Millennium Management, L.L.C., a Delaware limited liability company (“Millennium Management”), and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners.  Israel A. Englander (“Mr. Englander”) is the managing member of Millennium Management.  As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management.  The foregoing should not be construed in and of itself as an admission by either of Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners.  Millennium Partners is a limited partner of Millenco, L.P., a Delaware limited partnership and a registered broker-dealer, and is affiliated with two other broker-dealer entities.

(9)     Includes 200,000 shares of common stock.

(10)   As set forth in Schedule 13G filed with the SEC on May 11, 2005, ProMed Management, Inc. reports sole voting and sole dispositive power over the shares held by ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, Ltd., but disclaims beneficial ownership of shares held by ProMed Offshore Fund, Ltd. which represent the interests of the shareholders of ProMed Offshore Fund, Ltd.

(11)   Includes 150,000 shares of common stock.

(12)   As set forth in Schedule 13G filed with the SEC on April 8, 2005, Michael A. Roth and Brian J. Stark are the Managing Members of Stark Offshore Management, LLC (“Stark Offshore”), which acts as investment manager and has sole power to direct the management of SF Capital Partners Ltd.  Through Stark Offshore, Messrs. Roth and Stark possess voting and dispositive power over all of the shares to which the Schedule 13G relates.  Messrs. Roth and Stark disclaim beneficial ownership of the shares.

(13)   Includes (a) 53,000 shares, (b) 180,600 shares held by Mr. Hauser’s IRA, (c) 908,328 shares purchasable upon the exercise of warrants.  The remaining shares represent preferred stock on an as-if-converted basis and a number of shares of common stock equal to 75 percent of such number that are issuable upon the exercise of a warrant.

(14)   Represents (a) 50,522 shares, (b) 409,960 shares purchasable upon the exercise of warrants, and (c) 261,059 units purchasable upon the exercise of warrants.  Each unit consists of one share of common stock and one warrant to purchase one share of common stock.

(15)   Includes 197,838 shares purchasable upon the exercise of warrants.  The remaining shares represent preferred stock on an as-if-converted basis and a number of shares of common stock equal to 75 percent of such number that are issuable upon the exercise of a warrant.

(16)   Represents shares purchasable upon the exercise of a warrant.

(17)   Represents (a) 499,552 shares held by Adel A. Mikhail and Narguis Mikhail, Dr. Mikhail’s spouse, as joint tenants and (b) 240,000 shares purchasable upon the exercise of warrants.

(18)   As set forth in Schedule 13G filed with the SEC on May 11, 2005, ProMed Asset Management, L.L.C. reports sole voting and sole dispositive power over the shares held by ProMed Partners, L.P. and ProMed Partners II, L.P., but disclaims beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Partners II, L.P. which represent the interest of other partners of such entities.

(19)   Includes 36,000 shares of common stock.

(20)    Represents units purchasable upon the exercise of warrants.  Each unit consists of one share of common stock and one warrant to purchase one share of common stock.

(21)   Includes 126,000 shares held by Graphite Enterprise Trust Limited Partnership, an entity over which Foreign & Colonial Enterprise Trust PLC exercises control.

(22)   Represents (a) 115,714 shares, (b) 30,000 shares purchasable upon the exercise of warrants, and (c) 332,210 shares purchasable upon the exercise of options.

(23)   Represents shares purchasable upon the exercise of options.

(24)   Represents (a) 25,000 shares and (b) 25,000 shares purchasable upon the exercise of warrants.

(25)   Represents (a) 1,749,794 shares, (b) 502,210 shares purchasable upon the exercise of options, (c) 7,680,278 shares purchasable upon the exercise of warrants, and (d) 6,036,000 shares issuable upon the conversion of preferred stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Seven persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors.  Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified.  There are no family relationships between any director or officer.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors.  An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal.  Set forth below is certain information concerning the nominees for the board of directors.  The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with MedicalCV	Director Since
Susan L. Critzer	49	Retired Chief Executive Officer and Chief Financial Officer of Restore Medical, Inc.	Director	2002
Marc P. Flores	40	President, Chief Executive Officer and Director of MedicalCV, Inc.	President, Chief Executive Officer and Director	2004
Larry G. Haimovitch	58	President of Haimovitch Medical Technology Consultants	Director	2005
Lawrence L. Horsch	70	Chairman of the Board of MedicalCV, Inc.	Chairman of the Board	2003
David B. Kaysen	55	President and Chief Executive Officer of Advanced Duplication Services LLC	Director	2002
Paul K. Miller	82	Private Investor	Director	1994
J. Robert Paulson, Jr.	48	President, Chief Executive Officer and Director of Restore Medical, Inc.	Director	2005

Business Experience

Susan L. Critzer, one of our directors since August 2002, has over 25 years of industry experience in general management, operations and product development.  Ms. Critzer served as Chief Executive Officer and Chief Financial Officer of Restore Medical, Inc., a company focused on developing and marketing products for the ear, nose and throat field, from June 2002 to April 2005.  From January 2001 to June 2002, Ms. Critzer served as Chief Operating Officer of Venturi Development Group, the business incubator focused on seed level medical device opportunities which founded Restore Medical.  Prior to joining Venturi, Ms. Critzer served as President and Chief Executive Officer and Acting Chief Financial Officer of Integ Incorporated, a publicly held development stage glucose monitoring company from 1998 until it was acquired by Inverness Medical in early 2001.  She joined Integ in 1995 as Vice President, Operations.  Before joining Integ, Ms. Critzer served in various management roles at the Davis + Geck Division of American Cyanamid Corp., and the Deseret Medical Division of Becton-Dickinson Corp.  Ms. Critzer began her career with General Motors Corporation where she spent thirteen years in a variety of engineering and management positions, including managing a $200 million truck front suspension plant in Detroit.  Ms. Critzer serves on the Board of Governors and is a 3M Fellow at the University of St. Thomas School of Engineering in St. Paul, Minnesota.  Ms. Critzer plans to assume the position of Chairperson of the Board at the commencement of our 2005 annual meeting of shareholders.

Marc P. Flores became our President, Chief Executive Officer and one of our directors in August 2004.  Mr. Flores served as Vice President of Sales & Marketing of Coalescent Surgical, Inc., a company focused on developing advanced technology for blood vessel anastomoses, from March 2000 to August 2004.  Prior to joining Coalescent, Mr. Flores was Western Regional Manager of Sales for CardioThoracic Systems, Inc. from June 1997 to March 2000.  Before joining CardioThoracic Systems, he held a variety of management and sales positions with Boston Scientific Corporation, GE Medical Systems and Xerox Corporation.

Larry G. Haimovitch, one of our directors since August 2005, serves as President of Haimovitch Medical Technology Consultants, a San Francisco-based health care consulting firm he formed in 1990.  His firm, whose current area of emphasis includes minimally invasive surgical technologies, specializes in the analysis of the medical device industry with emphasis on the current trends and future outlook for emerging medical technology.

Lawrence L. Horsch, who served as our Acting Chief Executive Officer from April 2004 to August 2004, became one of our directors and Chairman of the Board in August 2003.  He served as a director of Boston Scientific Corporation from February 1995 to May 2003.  He was one of the founding directors of SciMed Life Systems, Inc. and served as Chairman of the Board from 1977 to 1994, and Acting Chief Financial Officer from 1994 to 1995.  Since 1990, Mr. Horsch has served as Chairman of Eagle Management & Financial Corp., a management-consulting firm.  Mr. Horsch has been involved as a director or consultant to numerous early-stage companies in the Twin Cities area and was a member of the University of St. Thomas MBA adjunct faculty from 1979 to 2004.  Mr. Horsch currently serves as a director of Leuthold Funds, Inc., a registered investment company.  Mr. Horsch plans to resign from the position of Chairman of the Board at the commencement of the 2005 annual meeting of shareholders, but intends to remain a director of our company.

David B. Kaysen, one of our directors since August 2002, serves as President and Chief Executive Officer of Advanced Duplication Services LLC, a privately held duplicator/replicator of CDs and DVDs.  Mr. Kaysen joined Advanced Duplication Services in July 2005.  From December 2002 through July 2005, Mr. Kaysen served as President, Chief Executive Officer and a director of Diametrics Medical, Inc., a company that develops, manufactures and commercializes blood and tissue analysis systems that provide diagnostic results at the point of patient care.  Mr. Kaysen has more than 25 years of executive management and sales and marketing experience in the medical products and services industry, most recently serving 10 years as President, Chief Executive Officer and a director of Rehabilicare Inc. (now Compex Technologies, Inc.), a manufacturer and marketer of home electrotherapy equipment for the physical therapy, rehabilitation, occupational and sports medicine markets.  From 1988 to 1989, Mr. Kaysen served as President, Chief Executive Officer and a director of Surgidyne, Inc. (now Sterion, Inc.).  Mr. Kaysen has also held senior management positions in sales and marketing at several medical product and services companies, including Redline Healthcare, American Hospital Supply Corporation, Emeritus Corporation and Lectec/NDM Corporation.  Mr. Kaysen currently serves as a director of Zevex International, Inc., a publicly held company engaged in the business of designing, manufacturing and distributing medical devices.

Paul K. Miller has been one our directors since August 1994.  Mr. Miller served as President of Acton Construction Management Company, a real estate management company, from 1980 to 2004.  Mr. Miller has, over the course of his business career, been the President and majority shareholder of various companies with offices in Minnesota and Texas which have been engaged in the construction of municipal wastewater projects throughout the central United States and in the acquisition and management of real estate investments.  He is a significant investor and director of a number of development stage companies and has served as a bondholders representative on the creditors’ committees of several publicly held companies.

J. Robert Paulson, Jr., who became one of our directors in August 2005, was appointed President, Chief Executive Officer and a director of Restore Medical, Inc., a company focused on developing and marketing products for the ear, nose and throat field, in April 2005.  Prior to joining Restore Medical, Mr. Paulson served as Chief Financial Officer and Vice President of Marketing for Endocardial Solutions, Inc. from August 2002 until St.

Jude Medical acquired Endocardial Solutions in March 2005.  From 2001 to June of 2002, Mr. Paulson was the Sr. Vice President and General Manager of the Auditory Division of Advanced Bionics Corporation, and between 1995 and 2001, Mr. Paulson served in various capacities at Medtronic, Inc., including Vice President and General Manager of the Surgical Navigation Technologies business unit; Vice President of Corporate Strategy and Planning; and Director of Corporate Development.  From 1988 to 1995, Mr. Paulson held various marketing, business development and in-house counsel positions at General Mills, Inc., and prior to that practiced law at the Minneapolis firm of Lindquist & Vennum.  Mr. Paulson has served on the board of directors of Vascular Solutions, Inc. since May 2005.

OUR BOARD OF DIRECTORS AND COMMITTEES

The board of directors held twenty-one meetings during our last fiscal year.  Each of the then incumbent directors attended at least 75 percent of the meetings of the board and of those committees on which he or she served, except that Salvador Mercé Cervelló, one of our former board members, attended 57 percent of such meetings.  The board of directors has established audit, compensation, and corporate governance and nominating committees.  Our audit, compensation, and corporate governance and nominating committees consist of only non-employee directors.

Committees

The audit committee, which consists of Susan L. Critzer and David B. Kaysen, assists the board of directors in fulfilling its oversight responsibilities by (a) reviewing our financial reporting and public disclosure activities, (b) reviewing our internal controls regarding finance and accounting, including our disclosure controls and procedures, (c) reviewing our auditing, accounting and financial reporting processes generally, (d) engaging independent auditors, (e) evaluating our independent auditors’ qualifications, and (f) monitoring management’s identification and control of key business and financial risks.  This committee’s charter specifies that the committee is composed of two or more directors, a majority of whom must be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a member of the audit committee.  Ms. Critzer and Mr. Kaysen are independent (as independence is defined by Rule 4200(a)(15) of the NASD listing standards to which we were subject prior to the delisting of our securities from The Nasdaq SmallCap Market).  In addition, Ms. Critzer and Mr. Kaysen are independent as defined in Exchange Act Rule 10A-3.  A current copy of the charter of the audit committee appears as Appendix A to this proxy statement, may be found on our website at www.medcvinc.com and is available in print upon written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, Vice President, Finance and Chief Financial Officer.  The audit committee met six times during our last fiscal year.

The compensation committee, which consists of Susan L. Critzer and David B. Kaysen, (a) discharges the board of directors’ responsibilities relating to compensation of our executives, (b) produces an annual report on executive compensation for inclusion in our proxy statement, and (c) oversees and advises the board on the adoption of policies that govern our compensation programs, including stock and benefit plans.  Ms. Critzer and Mr. Kaysen are independent (as independence is defined by Rule 4200(a)(15) of the NASD listing standards to which we were subject prior to the delisting of our securities from The Nasdaq SmallCap Market).  A current copy of the charter of the compensation committee appears as Appendix B to this proxy statement, may be found on our website at www.medcvinc.com and is available in print upon written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, Vice President, Finance and Chief Financial Officer.  The compensation committee met six times during our last fiscal year.

The corporate governance and nominating committee, which consists of Susan L. Critzer, Larry G. Haimovitch, David B. Kaysen and J. Robert Paulson, Jr., (a) monitors the implementation, operation and adequacy of our corporate governance guidelines and makes recommendations to the board of directors with respect to appropriate modifications, (b) prepares and supervises the implementation of the board’s annual reviews of director independence and board performance, (c) oversees the board’s processes for evaluation of our management and makes recommendations to the board with respect to such processes, (d) identifies, reviews and evaluates candidates for election as director and recommends to the board nominees, (e) advises the board with respect to such other matters relating to the governance of the company as the corporate governance and nominating committee may from time to time approve, and (f) carries out such other tasks as the board may from time to time delegate to the corporate governance and nominating committee for action consistent with such committee’s charter.

Ms. Critzer and Messrs. Haimovitch, Kaysen and Paulson are independent (as independence is defined by Rule 4200(a)(15) of the NASD listing standards to which we were subject prior to the delisting of our securities from The Nasdaq SmallCap Market).  A current copy of the charter of the corporate governance and nominating committee appears as Appendix C to this proxy statement, may be found on our website at www.medcvinc.com and is available in print upon written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, Vice President, Finance and Chief Financial Officer.  The corporate governance and nominating committee did not meet during our last fiscal year.

Audit Committee Matters

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Susan L. Critzer and David B. Kaysen are the members of our audit committee.

Under Nasdaq Marketplace Rules to which we were subject prior to the delisting of our securities from The Nasdaq SmallCap Market, each member of our audit committee must (i) be independent as defined under Nasdaq Marketplace Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.  Our board of directors has determined that Ms. Critzer and Mr. Kaysen would meet these requirements if our company were subject to such rules.  In addition, under Nasdaq Marketplace Rules to which we were previously subject, at least one member of our audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  Our board of directors has determined that Ms. Critzer would meet these requirements if our company were subject to such rules.

Audit Committee Financial Expert

Our board of directors has determined that Susan L. Critzer is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

Audit Committee Report

During our fiscal year ended April 30, 2005, the audit committee:

•                                          reviewed and discussed the audited financial statements with respect to the year ended April 30, 2005 with management;

•                                          discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

•                                          discussed with PricewaterhouseCoopers LLP their independence.

In connection with one of its meetings, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees).  Based upon the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended April 30, 2005 for filing with the SEC.

/s/ Susan L. Critzer
/s/ David B. Kaysen
The Audit Committee

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines.  The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company.  The committee has not to date paid any third party a fee to assist in the nomination process.

The corporate governance and nominating committee may consider nominees suggested by directors, management and shareholders.  It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom.  However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance.  Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates.  The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates.  These persons may include members of the board and management.  The committee may also determine to engage a professional search firm.  Based upon all available information, the committee recommends to the board candidates who, in its view, are most suited for board membership.

In August 2005, upon the recommendation of the corporate governance and nominating committee, the board elected Messrs. Haimovitch and Paulson to serve as members of the board.  Mr. Haimovitch was recommended to the committee by our chief executive officer.  Mr. Paulson was recommended to the committee by a non-management director.

In making its selections, the corporate governance and nominating committee will also evaluate candidates proposed by shareholders.  The committee may choose not to consider an unsolicited recommendation if no vacancy exists and the committee does not perceive a need to increase the size of the board.  The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Committee, care of the Corporate Secretary, at the main office of MedicalCV, Inc.:

(1)           The name of the person recommended as a director candidate;

(2)           All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)           The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)           As to the shareholder making the recommendation, the name and address, as they appear on the books of MedicalCV, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)           A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for 2006 Annual Meeting.”

Minimum Qualifications

The committee believes that the members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance.  It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications:  personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that:  at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an “audit committee financial expert;” at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Shareholder Communications with Board Members

Our board of directors has provided the following process for shareholders to send communications to our board and/or individual directors.  All communications from shareholders should be addressed to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention:  John H. Jungbauer, Vice President, Finance and Chief Financial Officer.  Communications to individual directors may also be made to such director at our company’s address.  All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.  Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by him to ensure that such communications relate to the business of the company before being reviewed by the board.

All of our directors are expected to attend the annual meeting of shareholders.  We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting.  All directors then in office attended the 2004 annual meeting of shareholders.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our highest paid executive officers (the “Named Executive Officers”) during our most recent fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options		All Other Compensation ($)

Marc P. Flores (1)	2005	132,109	25,000	0		3,633,826		0	(2)
President and Chief
Executive Officer

John H. Jungbauer (3)	2005	151,958	0	0		1,440,131		0
Vice President, Finance	2004	29,903	0	0		0		0
and Chief Financial Officer

Lawrence L. Horsch (4)	2005	0	0	60,025		211,900	(5)	0
Former Acting Chief	2004	0	0	105,413	(6)	144,643	(5)	0
Executive Officer	2003	0	0	0		18,000	(5)	0

(1)           Mr. Flores became our President and Chief Executive Officer in September 2004.

(2)           Mr. Flores’ home is in Lake Tahoe, Nevada.  Mr. Flores commutes to Inver Grove Heights, Minnesota (the company’s headquarters).  A significant portion of Mr. Flores’ time is spent traveling on company business and we would incur business travel expense regardless of the location of Mr. Flores’ home.  We reimburse Mr. Flores for travel, meals and lodging when he is in Minnesota.  When Mr. Flores joined our company, we did not have sufficient cash to pay for relocation of Mr. Flores and his family.  This arrangement is reviewed periodically by the compensation committee for cost efficiency and business logic.  The reimbursements for Mr. Flores’ travel, meals and lodging expenses are not included in compensation.

(3)           Mr. Jungbauer became our Vice President, Finance and Chief Financial Officer in February 2004.

(4)           Mr. Horsch served as our Acting Chief Executive Officer from April 2004 to August 2004.

(5)           Represents consideration paid for advisory services provided by Mr. Horsch pursuant to agreements described in “Certain Relationships and Related Transactions.”

(6)           Represents $41,985 paid for consulting services provided by Mr. Horsch pursuant to a letter agreement described in “Certain Relationships and Related Transactions” and $63,428 representing the difference between the price paid by Mr. Horsch for 85,714 shares of our common stock and the fair market value of such stock at the date of purchase.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning grants of stock options during the fiscal year ended April 30, 2005 to each Named Executive Officer.  We granted no stock appreciation rights during our last fiscal year.

Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date

Marc P. Flores	193,478 3,440,348	2.6 47.0	1.15 0.89	8/30/2014 4/1/2012
John H. Jungbauer	68,584 81,416 1,290,131	0.9 1.1 17.6	2.16 2.00 0.89	11/18/2014 11/18/2014 4/1/2012
Lawrence L. Horsch	149,850 62,050	2.0 0.8	1.67 2.00	11/18/2014 1/19/2015

The following table sets forth information concerning the options exercised by each Named Executive Officer during the fiscal year ended April 30, 2005.  It also sets forth information concerning unexercised options held by such persons as of April 30, 2005.  No stock appreciation rights were exercised by such persons during the last fiscal year or were outstanding at the end of that year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

	Shares		Number of Securities Underlying Unexercised			Value of Unexercised
	Acquired		Options at			In the Money Options
	on	Value	Fiscal Year End			at Fiscal Year End (1)
Name	Exercise	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable
		($)
Marc P. Flores	0	N/A	0	3,633,826		$0	$722,473
John H. Jungbauer	0	N/A	0	1,440,131		$0	$270,928
Lawrence L. Horsch	0	N/A	332,210		(2)	$31,977		$(2)

(1)           Represents the closing price of one share of common stock on the last trading day prior to April 30, 2005, minus the per share exercise price of the option to purchase shares of common stock.

(2)           Mr. Horsch has orally agreed to relinquish options for the purchase of 33,333 shares of common stock, with a fiscal year end value of $13,333, because the milestone under the applicable option agreement, which would have accelerated the vesting of such option to the extent of 33,333 shares of common stock had it been achieved, was not achieved.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

We have entered into various agreements with Lawrence L. Horsch, our Chairman of the Board.  Mr. Horsch plans to resign from the position of Chairman of the Board at the commencement of our 2005 annual meeting of shareholders, but intends to remain a director of our company.  For more information about these agreements, please review “Certain Relationships and Related Transactions.”

In August 2004, we entered into a letter agreement with Marc P. Flores.  Under this agreement, Mr. Flores agreed to serve as our President and Chief Executive Officer at an annual salary of $222,500 per year plus a bonus potential of $10,000 per quarter based upon achievement of certain goals.  The agreement provided that, subject to development and adoption of such plan by our board of directors and approval of such award by our compensation committee, we would grant Mr. Flores a 20 percent interest in a pool of 800,000 shares of restricted common stock.  We also granted Mr. Flores a stock option to purchase 193,478 shares of our common stock at a price of $1.15 per share.  Such option vests over four years and expires on August 30, 2014.  In addition, we agreed to pay certain relocation expenses for Mr. Flores.  Effective April 1, 2005, in lieu of the above-referenced restricted stock award, the compensation committee of our board of directors awarded a non-qualified stock option for the purchase of 3,440,348 shares of common stock to Mr. Flores.  This option was issued outside our employee benefit plans.  Such option vests to the extent of 25 percent per year, commencing on the first anniversary of the date of grant.  It is exercisable at $0.89 per share, which was the closing price of our common stock on the OTC Bulletin Board on April 1, 2005.  This option expires on April 1, 2012.

On July 11, 2005, our board of directors approved certain compensation arrangements for two executive officers, Marc P. Flores, our President and Chief Executive Officer, and John H. Jungbauer, our Vice President, Finance and Chief Financial Officer.  We have entered into written, at-will employment agreements pursuant to which we are continuing the existing employment of these officers at their current base salary levels, $222,500 for Mr. Flores and $200,000 for Mr. Jungbauer.  The employment agreement with Mr. Flores supersedes the above-described letter agreement from August 2004.  Under the employment agreement, Mr. Flores now has a bonus potential of up to 30 percent of base salary ($66,750) per year based upon achievement of certain goals.  Each employment agreement provides that a severance payment will be made if the employment of the officer is terminated by our company without cause, or by the officer for good reason, including, but not limited to, a reduction of the officer’s compensation; a reduction of authority and responsibility; a relocation of place of employment; or a breach of the employment arrangement by our company.  The severance payment to Mr. Flores would equal one year of base salary, and the severance payment to Mr. Jungbauer would be six months of base salary; and, if at the end of such six-month period, Mr. Jungbauer was not employed or engaged as a consultant or independent contractor, we would pay him up to an additional six months of base salary until he is employed or engaged as a consultant.  In addition to payments of base salary, we have agreed to pay or reimburse these officers for medical (COBRA) benefits for the periods covered by the severance payments.

In addition, the officers have agreed to certain nondisclosure and inventions provisions and certain noncompetition and nonrecruitment provisions during the term of employment and for a period of one year after termination of employment.

NON-EMPLOYEE DIRECTOR COMPENSATION

Through November 2003, our non-employee directors were entitled to receive automatic annual stock option grants for the purchase of 7,000 shares under our 1993 Director Stock Option Plan.  Between the expiration of such plan and August 2004, automatic annual stock option grants for the purchase of 7,000 shares were made to our non-employee directors under our 2001 Equity Incentive Plan.

On March 21, 2005, we granted a stock option for the purchase of 50,000 shares of common stock to each of David B. Kaysen and Susan L. Critzer for their service as non-employee directors.  These options were granted outside our shareholder-approved plans, were fully vested at the date of grant, and are exercisable at $1.00 per share, which was the closing price of our common stock on the OTC Bulletin Board on March 21, 2005.  These options expire on March 21, 2015.

On June 8, 2005, our compensation committee adopted the following cash and equity-based compensatory arrangements for non-employee directors.  On August 3, 2005, our compensation committee made certain revisions to the equity-based compensatory arrangements, which revisions are reflected in the following discussion.

Effective May 1, 2005, each non-employee director shall receive the following cash compensation for a full year of service to our company (paid quarterly):

Annual
Position	Retainer
Board Member (other than Board Chairperson)	$6,000
Board Chairperson	$12,000
Audit Committee Member (other than Committee Chairperson)	$500
Audit Committee Chairperson	$2,000
Compensation Committee Member (other than Committee Chairperson)	$500
Compensation Committee Chairperson	$1,000

Our directors are also reimbursed for certain reasonable expenses incurred in attending board meetings.

In addition, each year, as of the date of the annual meeting of shareholders of our company, commencing with the 2005 annual meeting of the shareholders, each eligible director who has been elected or reelected or who is continuing as a member of the board as of the adjournment of the annual meeting, shall automatically receive an option award in the amount of 50,000 shares (the “Annual Grant”).  In addition, each eligible director who is elected to the board other than at an annual meeting of shareholders shall automatically receive an option award (the “Initial Award”).  The number of shares to be covered by an Initial Award shall equal the nearest whole number, rounded down, equal to (a) 50,000 shares multiplied by (b) the quotient obtained by dividing (1) the number of whole weeks between the date of such person’s election of the board and the scheduled date of the next annual meeting of shareholders and (2) 52 weeks.  The date of an Initial Award shall be the date of election of such person to the board.  Pursuant to these arrangements and subject to shareholder approval of the 2005 Director Stock Option Plan (see Proposal No. 4), we granted options for the purchase of 6,730 shares of common stock to each of Larry G. Haimovitch and J. Robert Paulson, Jr. on August 3, 2005.

Each non-employee director shall also automatically be granted the right to elect to receive additional options in lieu of the amount of the director’s cash compensation (“Annual Retainer”), or a portion thereof, for the year following election or reelection to, or continuation on, the board.

The Initial Awards, the Annual Grants and any options issued in lieu of the Annual Retainer have ten-year terms and vest 100 percent on the first anniversary of the date of grant.  The vesting of such options accelerates in the event of a change of control of our company.

The equity-based elements of the foregoing compensatory arrangements are documented in the form of the 2005 Director Stock Option Plan, which is described further at Proposal No. 4 below.

Directors who are also employees receive no remuneration for services as members of the board or any board committee.

PROPOSAL NO. 2
AMENDMENT OF ARTICLES OF INCORPORATION

By action taken effective August 3, 2005, the board of directors adopted the following resolution, which would increase the total number of shares we have authority to issue from 100,000,000 to 250,000,000, subject to approval by the shareholders.

RESOLVED, that the first paragraph of Article 3 of the Restated Articles of Incorporation of our company shall be amended to read as follows, subject to shareholder approval:

AUTHORIZED SHARES:  The total authorized shares of all classes which the Corporation shall have authority to issue is 250,000,000, consisting of (a) 19,000 shares of 5% Series A Convertible Preferred Stock; (b) 9,981,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred stock”); and (c) 240,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common stock”).

As of August 11, 2005, 11,353,333 shares of common stock were issued and outstanding, and 82,198,453 shares of common stock were reserved for issuance upon exercise or conversion of derivative securities, leaving 1,448,214 shares of common stock available for future issuance.  Further, we are contractually obligated to increase the number of shares of common stock reserved for issuance upon conversion of our outstanding 5% Series A Convertible Preferred Stock and exercise of the common stock purchase warrants issued in connection therewith by 21,586,154 shares.  Although we will not necessarily issue those additional shares of common stock upon conversion of the preferred stock and exercise of the related warrants, the securities purchase agreement pursuant to which we sold such securities requires that, when calculating the reserves, we assume the conversion price and the exercise price equal 75 percent of the price in effect on the closing date.

Although we have no commitment to issue any additional shares as of the date of this proxy statement, the board believes that it is desirable to have the additional shares available for future financing or acquisition transactions and other general corporate purposes.  The board believes that the availability of such shares for issuance in the future will give us greater flexibility and permit such shares to be issued without the expense and delay of holding a shareholders meeting.  The board may issue shares of our capital stock in such amounts, at such times, for such consideration, and on such terms and conditions as the board shall deem advisable.

The shares would be available for issuance by the board without further shareholder authorization, except as may be required by law or by the rules of any quotation system or stock exchange on which our common shares may then be listed.  Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.  There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require us to issue any new shares of our common stock, other than shares already reserved for issuance upon the exercise or conversion of derivative securities and possible future grants under the stock option plans discussed in Proposal Nos. 3 and 4 below.

Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of our company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of our company or increasing the voting power of friendly third parties.  The board could authorize the issuance of preferred stock having voting rights per share that are the same or different than the voting rights of our outstanding shares.

Vote Required

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.  The board of directors considers this amendment to be in the best interests of our company and our shareholders and recommends that you vote for approval of this amendment.

PROPOSAL NO. 3
AMENDMENT AND RESTATEMENT OF 2001 EQUITY INCENTIVE PLAN

General

The board of directors and our shareholders previously approved the 2001 Equity Incentive Plan (the “Plan”).  The board originally reserved 500,000 shares of common stock for issuance under the Plan.  Currently, additional shares of common stock become available for issuance under the Plan each year, which number of shares equals the greater of (a) 50,000 shares of stock or (b) 3.5 percent of the outstanding shares of common stock on such date, or a lesser amount determined by a committee of the board of directors responsible for administering the Plan.  As of August 11, 2005, 1,704,474 shares were reserved for issuance under the Plan, of which 789,847 shares remained available for future awards.  Currently, no individual may receive an award to purchase more than 100,000 shares under the Plan in any fiscal year.  The number of shares currently available for awards under the Plan has been determined by the board to be insufficient to meet the future anticipated needs of our company.  Options and other possible forms of awards under the Plan are expected to be an important incentive to attract, retain and motivate eligible participants in order to achieve our growth and profitability objectives.  In the second quarter of fiscal 2005, a new operating management team, consisting of new and existing senior management employees, was put in place.  This management group is leading our company’s efforts to develop the ATRILAZE™ line of tissue ablation products and was key to the successful financing of our company in March 2005.  Because of the limited number of shares available for option grants under the Plan, we made non-qualified option grants to members of management outside of the Plan, totaling 6,665,675 shares, on April 1, 2005.  See “Certain Relationships and Related Transactions – Management Options” for more information on these awards.

The board of directors has assessed the needs of our company and believes that it is in the best interest of the company and its shareholders to amend and restate the Plan to provide that aggregate awards and grants thereunder may be for up to 6,000,000 shares, subject to provisions that no individual may receive an award to purchase more than 1,000,000 shares under the Plan in any fiscal year.  The increase to 6,000,000 shares will represents a substantial percentage of our outstanding common stock (52.8 percent based on 11,353,333 shares outstanding at August 11, 2005), but would represent a significantly smaller percentage of our outstanding common stock on a fully diluted basis (6.4 percent based on 93,551,786 fully diluted shares outstanding at August 11, 2005).  Such fully-diluted percentage assumes conversion of 17,785 shares of 5% Series A Convertible Preferred Stock into 35,570,000 shares of common stock, the exercise for cash of warrants for the purchase of 38,282,185 shares of common stock, and the exercise for cash of options for the purchase of 8,346,268 shares of common stock.  By action taken on August 3, 2005, the board adopted the Amended and Restated 2001 Equity Incentive Plan, subject to shareholder approval.  The following are the major amendments to the Plan:

•                                             Increase in the number of shares reserved under the Plan from 1,704,474 to 6,000,000.

•                                             Deletion of the authority to issue “reload” options.

•                                             Inclusion of provisions for the granting of performance shares.

•                                             Increase in the maximum number of shares that may be granted to any participant from 100,000 shares in any fiscal year, to 1,000,000 shares in any fiscal year with respect to options and 100,000 shares in any fiscal year with respect to restricted stock and performance shares.

•                                             Prohibition of direct or indirect “repricing” of options without shareholder approval.

•                                             Elimination of “evergreen” provision by which additional shares of stock may be automatically added to the Plan annually without shareholder action.

A general description of additional features of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which appears at Appendix D to this proxy statement.

Description of the Plan

Purpose.  The purpose of the Plan is to promote the long-term financial interest of our company and any related company by (a) attracting and retaining employees and other individuals providing services to our company, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming participants’ interests with those of our company’s shareholders through compensation based on our company’s common stock.

Term.  The term of the Plan is limited in duration to ten (10) years from June 28, 2001.  Further, the Plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

Administration.  The Plan is administered by the compensation committee of our board of directors (the “Committee”).  The Committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of company common stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual’s retirement, disability, death, or other termination of employment or serve; (f) to cancel or amend the terms of any award, (g) to interpret the Plan and (h) to delegate any of its powers to any member of the Committee or to any other person.  The Committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan.  The Committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

Eligibility.  All employees of our company or any subsidiary are eligible to receive incentive stock options (“ISOs”) pursuant to the Plan.  All (a) common law employees, prospective employees or officers of our company or any subsidiary, (b) members of our company’s board of directors, (c) consultants and advisors to our company, and (d) employees of any related company or business partner of our company are eligible to receive non-qualified stock options (“NSOs”).

Options.  When an option is granted under the Plan, the Committee, in its discretion, specifies the exercise price, the type of option (ISO or NSO) to be granted, and the number of shares which may be purchased upon exercise of the option.  The exercise price of an option may not be less than 100 percent of the fair market value of our company’s common stock on the date of grant.  However, with respect to any ISO granted to a holder of more than 10 percent of our company’s outstanding common stock, the exercise price may not be less than 110 percent of the fair market value of our company’s common stock on the date of grant.  The fair market value of our company’s common stock equals the closing price of the common stock as reported on the OTC Bulletin Board on the date the option is granted.  On August 11, 2005, the closing price of one share of our common stock on the OTC Bulletin Board was $0.71 per share.  Currently, no individual may receive an option grant or restricted stock award for more than 100,000 shares in any fiscal year.

The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any ISO may not exceed ten years from the date of grant.  Optionees may pay for shares upon exercise of options with cash, cashier’s check, Company common stock valued at the stock’s then fair market value and acceptable to the Committee, or a combination of these methods.  Except as otherwise provided by the Committee, awards granted under the Plan are nontransferable during the life of the optionee.

The Committee will determine the form of stock option agreements which will be used for options granted under the plan.  Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with our company during the life of an optionee and following an optionee’s death.  The Board or the Committee may impose additional or alternative conditions and restrictions on ISOs or NSOs granted under the Plan; however, each ISO must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Restricted Stock.  Grants of restricted stock may be made by the Committee, subject to the terms and provisions of the Plan, at any time and in such amounts as the Committee shall determine.  Each grant of restricted stock and/or the vesting thereof may be conditioned upon the completion of a specified period of service with our company or a related company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.  Voting rights and rights to receive a dividend shall be determined by the Committee.

Performance Shares.  The Committee may grant awards of performance shares which may be issued to an award recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods.  Prior to payment of performance shares, the Committee will certify that performance goals were satisfied.  Performance goals may vary among participants.

Tax Offset Payments.  Grants of tax-offset payments may be made by the Committee in its discretion subject to the terms and provisions of the Plan.  Tax offset payments shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award.  Tax offset payments shall be paid solely in cash.

Performance-Based Compensation.  If the Committee determines that an award of performance shares or restricted stock should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for our company, on a consolidated basis, and/or for specified subsidiaries or business units of our company as specified by the Committee in an award agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.  The terms and conditions of a Performance Award shall be set forth in an award agreement entered into between our company and a participant.

Change in Control.  Upon a change in control (as defined in the Plan), all or a portion of an award (as determined by the Committee) will become fully exercisable and vested as to all shares subject to such award if (a)

such award is not assumed by the surviving corporation or its parent or (b) the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

Amendment.  The Committee may amend or terminate the Plan, or any part thereof, at any time, provided, however, that no amendment or termination may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee.  An amendment shall be subject to the approval of our company’s shareholders only to the extent required by applicable law, rule, or regulation.

Antidilution Provisions.  In the event of a corporate transaction involving our company, including without limitation, large, special and non-recurring dividend, share combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the Committee may adjust or substitute awards to preserve the benefits or potential benefits of the awards.  Actions by the Committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the Committee determines to be appropriate.

Federal Income Tax Consequences

Incentive Stock Options.  Under present law, an optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax.  Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 15 percent.  Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.  If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition in an amount equal to the difference between the exercise price and the sale price of the shares.  Gain resulting from exercise of an ISO or disposition of stock acquired pursuant to an ISO (whether or not the holding periods are satisfied) is not wages and not subject to withholding.  Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.  Unless limited by Section 162(m) of the Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-statutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted an NSO.  Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.  Any taxable income recognized in connection with an option exercise by an employee of our company is treated as wages subject to tax withholding by our company.  The applicable withholding rate for income realized upon exercise of non-qualified stock options after December 31, 2004, will be 25 percent.  Unless limited by Section 162(m) of the Code, our company is entitled to a deduction in the same amount as and in the same year as the optionee recognizes ordinary income.  Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, is treated as a long-term or short-term capital gain or loss, depending on the holding period for the shares.  Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15 percent (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer).  Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Restricted Stock and Performance Shares.  Restricted stock and performance share awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture.  A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company.  At the time of grant, restricted stock of the Company will be forfeited if the recipients’ employment is terminated, and therefore is subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted.  Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock or performance share is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock or performance share becomes transferable.  While receipt of a restricted stock or performance share grant is not taxable at the time of grant, recipients may elect to include the value of restricted stock in taxable income in the year of grant (a “Section 83(b) Election”).  The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture or the date of grant in the case of a Section 83(b) Election.  The ordinary income recognized by the recipient who is an employee is treated as wages and will be subject to tax withholding by our company.  Unless limited by Section 162(m) of the Code, our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Tax-Offset Payments.  In the year of receipt of a tax-offset payment, the recipient will have taxable ordinary income, equal to the amount of the tax-offset payment.  In the case of a recipient who is also an employee, any tax-offset payment will be subject to tax withholding by our company.  Unless limited by Section 162(m) of the Code, our company will be entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Deductibility Limit on Compensation in Excess of $1 Million.  Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the program) by a public company to a “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of our company) to no more than $1 million.  We currently intend to structure stock options granted under the Plan to comply with an exception to non-deductibility under Section 162(m) of the Code in order to maximize the tax deductions available to United States based subsidiaries of our company.

The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and awards under the Plan.  This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee’s or recipient’s death or the income tax laws of any municipality, state or foreign country in which the optionee’s or recipient’s income or gain may be taxable.

New Plan Benefits

The following table shows the awards that certain persons would have received under the Plan had the amendment and restatement been in effect during fiscal year 2005.

Amended and Restated 2001 Equity Incentive Plan

Name and Position	Dollar Value		Number of Shares

Marc P. Flores		*		*
President and Chief Executive Officer
John H. Jungbauer		*		*
Vice President, Finance and Chief Financial Officer
Lawrence L. Horsch		*		*
Former Acting Chief Executive Officer
Executive Group		*		*
Non-Executive Director Group		*		*
Non-Executive Officer Employee Group		*		*

*  Indeterminable.

As of August 11, 2005, the only presently operative automatic awards under the Plan are made to members of our company’s Scientific Advisory Board.  The chairperson of the Scientific Advisory Board receives options to purchase 25,000 shares of common stock every two years.  The members of the Scientific Advisory Board each receive options to purchase 10,000 shares of common stock every two years.  Based upon a 12-person Scientific Advisory Board, automatic option grants for 135,000 shares in the aggregate would take place every two years under the Plan.  Such options were first awarded to the Scientific Advisory Board under the Plan in July 2005.

Vote Required

 The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Amended and Restated 2001 Equity Incentive Plan.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.  The board of directors considers the Amended and Restated 2001 Equity Incentive Plan to be in the best interests of our company and our shareholders and recommends that you vote for approval of the Amended and Restated 2001 Equity Incentive Plan.

PROPOSAL NO. 4

ADOPTION OF 2005 DIRECTOR STOCK OPTION PLAN

General

By action taken effective August 3, 2005, the board of directors adopted the 2005 Director Stock Option Plan (the “Director Plan”), which would provide eligible directors with an opportunity to purchase shares of our common stock, subject to approval by the shareholders.  A total of 1,000,000 shares of common stock has been reserved for issuance under the Director Plan.  A general description of the Director Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Appendix E.

Description of the Director Plan

Purpose.  The purpose of the Director Plan is to provide eligible non-employee directors with an opportunity to increase their proprietary interest in the success of our company.  As of August 11, 2005, we had six non-employee directors eligible to receive awards under the Director Plan.

Term.  If the shareholders approve the Director Plan at the 2005 annual meeting of shareholders, it will become effective on June 30, 2005, or such later date as the board may determine.  The Director Plan terminates by its terms at the earlier of 11:59 p.m. Minneapolis time on the date of the tenth annual meeting of shareholders of our company held after the 2005 annual meeting of shareholders, or July 1, 2015; however, the board of directors may determine to terminate the Director Plan at an earlier time.

Administration.  The Director Plan is administered by the board of directors.  The board interprets the Director Plan and makes all other policy decisions relating to the operation of the Director Plan.

Eligibility.  Individuals who serve as our directors on or after the effective date of the Director Plan and who are not current employees of our company are eligible to participate in the Director Plan.

Exercise Price.  The exercise price for stock options granted under the Director Plan is the fair market value of the common stock on the option grant date.  On August 11, 2005, the closing price of one share of our common stock on the OTC Bulletin Board was $0.71 per share.

Change in Control.  Upon a change in control (as defined in the Director Plan), all outstanding options granted pursuant to the Director Plan will become exercisable in full for the remainder of their term.  In addition, the board of directors may provide for (a) the payment of a cash amount in exchange for the cancellation of an option or (b) the issuance of a substitute option, that will substantially preserve the value, rights and benefits of any affected options previously granted.

Amendment.  The board may amend or terminate the Director Plan at any time.  However, the board may not, without shareholder approval, (a) increase the number of shares of common stock reserved for issuance under the Director Plan, (b) increase the maximum number of shares of common stock subject to an option, (c) reduce the minimum option exercise price below fair market value, (d) extend the period during which options may be granted or exercised under the Director Plan, or (e) change the class of persons eligible to receive options under the Director Plan.

Antidilution Provisions.  The board shall equitably adjust the maximum number of shares of common stock reserved for issuance under the Director Plan in the event of stock splits or consolidations, stock dividends or other transactions in which we receive no consideration.

Automatic Option Grants.  Each year, as of the date of the annual meeting of shareholders of our company, commencing with the 2005 annual meeting of the shareholders, each eligible director who has been elected or reelected or who is continuing as a member of the board as of the adjournment of the annual meeting, shall automatically receive an option award in the amount of 50,000 shares (the “Annual Grant”).  In addition, each eligible director who is elected to the board other than at an annual meeting of shareholders shall automatically receive an option award (the “Initial Award”).  The number of shares to be covered by an Initial Award shall equal the nearest whole number, rounded down, equal to (a) 50,000 shares multiplied by (b) the quotient obtained by dividing (1) the number of whole weeks between the date of such person’s election of the board and the scheduled date of the next annual meeting of shareholders and (2) 52 weeks.  The date of an Initial Award shall be the date of election of such person to the board.  Each option issuable pursuant to these provisions of the Director Plan will become exercisable in full commencing on the first anniversary of the grant.  Each option must be exercised within one year of termination of service as a member of the board of directors.  In no event may it be exercised later than five years from the date of grant.

Conversion of Director Fees.  In addition to the option grants described above, each eligible director will have the right to elect to receive additional options in lieu of the amount of the director’s annual fee for service on the board of directors, or a portion thereof.

Federal Income Tax Consequences

An optionee will not incur any federal income tax liability as a result of the grant of a non-qualified stock option.  The same is true when the option vests and becomes exercisable.  Upon the exercise of a non-qualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price.  Our company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee.  Provided the optionee has held the shares as a capital asset, upon sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.  If the shares are held for more than 12 months after the date of exercise before they are sold, any gain on the sale will be long-term, subject to the reduced capital gains tax rates (15 percent maximum rate).  If the shares are held for less than 12 months after the date of exercise before they are sold, any gain on the sale will be short-term, subject to ordinary income tax rates.

The foregoing is only a summary of the general effect of U.S. federal income taxation upon participants and our company with respect to the grant and exercise of options under the Director Plan and the subsequent sale of such shares.  This summary does not discuss the income tax laws of any state or foreign country in which a participant may reside.

New Plan Benefits

As the following table indicates, only our non-executive director group will be entitled to receive options under the Director Plan.  If the Director Plan had been in effect during fiscal year 2005, our six non-employee directors would have each received options to purchase 50,000 shares under such plan.  Subject to shareholder approval of the Director Plan, we granted options for the purchase of 6,730 shares of common stock to each of Larry G. Haimovitch and J. Robert Paulson, Jr. on August 3, 2005.

2005 Director Stock Option Plan

Name and Position	Dollar Value		Number of Shares

Marc P. Flores	0		0
President and Chief Executive Officer
John H. Jungbauer	0		0
Vice President, Finance and Chief Financial Officer
Lawrence L. Horsch		*	50,000
Former Acting Chief Executive Officer
Executive Group	0		0
Non-Executive Director Group		*	300,000
Non-Executive Officer Employee Group	0		0

*  Indeterminable.

Vote Required

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Director Plan.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.  The board of directors considers the Director Plan to be in the best interests of our company and our shareholders and recommends that you vote for approval of the Director Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,354,043	$1.53		970,931	(1)
Equity compensation plans not approved by security holders	14,804,597	$0.88	(2)	—
Total	16,158,640	$0.93		970,931

(1)                                 Represents 263,584 shares remaining available for future issuance under our 1997 Stock Option Plan and 707,347 shares remaining available for future issuance under our 2001 Equity Incentive Plan.

(2)                                 Represents (a) 409,020 shares of common stock underlying a five-year warrant exercisable at $0.51 per share issued to Paul K. Miller in connection with the January 2003 Discretionary Credit Agreement with PKM, which warrant expires on January 17, 2008, (b) 420,673 shares of common stock underlying a five-year warrant exercisable at $0.52 per share issued to Paul K. Miller in connection with a sale-leaseback transaction entered into on April 4, 2003, which warrants expire on April 4, 2008, (c) 100,000 shares of common stock underlying a seven-year warrant exercisable at $2.95 per share issued to Segmed Inc. in connection with a purchase of technology, which warrants expire on August 7, 2009, (d) 240,000 shares of common stock underlying a five-year warrant exercisable at $2.125 per share issued to Adel A. Mikhail, Ph.D., a former director, in connection with a severance and consulting agreement dated November 1, 2000, which warrant expires on February 2, 2006, (e) 150,000 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to Equity Securities Investments, Inc. in connection with its services as underwriter of our initial public offering, which warrant expires on November 20, 2006, (f) 502,358 shares of common stock underlying a ten-year warrant exercisable at $0.53 per share issued to Peter L. Hauser in connection with a July 2003 financing, which warrant expires on July 1, 2013, (g) 502,359 shares of common stock underlying a ten-year warrant exercisable at $0.53 per share issued to PKM in connection with the May 2003 Discretionary Credit Agreement, which warrant expires on July 1, 2013, (h) 50,000 shares of common stock underlying seven-year warrants exercisable at $1.46 per share issued to LightWave Ablation Systems, Inc. in connection with a purchase of technology, which warrants expire to the extent of 25,000 shares on August 27, 2010 and 25,000 shares on December 1, 2011, (i) 203,125 shares of common stock underlying a ten-year warrant exercisable at $0.64 per share issued to PKM in connection with the November 2003 Credit Agreement, which warrant expires on November 13, 2013, (j) 209,677 shares of common stock underlying a ten-year warrant exercisable at $0.62 per share issued to Draft Co. in consideration of a loan agreement with Draft Co., which warrant expires on November 24, 2013, (k) 987,860 shares of common stock underlying a ten-year warrant exercisable at $0.67 per share issued to PKM in connection with a November 2003 extension of the maturity date of an existing discretionary credit agreement, which warrant expires on February 3, 2014, (l) 405,970 shares of common stock underlying a ten-year warrant exercisable at $0.67 per share issued to Peter L. Hauser in connection with the extension of the maturity date of the $1.0 million financing provided by Mr. Hauser, which warrant expires February 3, 2014, (m) 261,059 units underlying a five-year warrant exercisable at $0.67 per unit issued to Tower Finance, Ltd. in connection with its services as a finder in our 2004 private placement, each unit consisting of one share of common stock and a warrant to purchase a share of our common stock at $1.8375 per share, which warrant expires on April 30, 2009, (n) 80,646 shares of common stock underlying a ten-year warrant exercisable at $0.62 per share issued to PKM in connection with the November 2004 Discretionary Credit Agreement, which warrant expires on November 17, 2014, (o) 100,000 shares of common stock underlying a ten-year stock option exercisable at $0.70 per share granted to Lawrence L. Horsch in August 2003, which option expires on August 19, 2013, (p) 25,000 shares of common stock underlying a five-year stock option exercisable at $1.30 per share granted to Blair P. Mowery in August 2004, which option expires on August 26, 2009, (q) 50,000 shares of common stock underlying a ten-year stock option exercisable at $1.00 per share granted to each of Susan L. Critzer and David B. Kaysen in March 2005, which options expires on March 21, 2015, (r) a total of 6,665,675 shares of common stock underlying seven-year stock options exercisable at $0.89 per share granted outside our stock option plans to members of management on April 1, 2005, which options expire on April 1, 2015, (s) 338,078 units underlying a five-year warrant exercisable at $0.67 per unit issued to Feltl & Company in connection with its services as our agent in our 2004 private placement, each unit consisting of one share of common stock and a warrant to purchase a share of our common stock at $1.8375 per share, which warrant expires on May 21, 2009, (t) 750,000 shares of common stock underlying a ten-year warrant exercisable at $0.50 per share issued to PKM in consideration of a February 2005 Credit Agreement, which warrant expires on March 3, 2015, (u) 1,146,000 shares of common stock underlying a five-year warrant exercisable at $0.50 per share issued to J. Giordano Securities Group in connection with its services as our agent in connection with our 2005 private placement, which warrant expires on April 1, 2010, (v) 489,960 share of common stock underlying a five-year warrant exercisable at $0.50 per share issued to Tower Finance Ltd. in connection with its services as a finder in our 2005 private placement, which warrant expires on April 1, 2010, and (w) 68,000 shares of common stock underlying a five-year warrant exercisable at $0.625 per share issued to Tower Finance Ltd. in connection with its services as a finder in our January 2005 bridge financing, which warrant expires on January 13, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On June 9, 2005, PricewaterhouseCoopers LLP (“PwC”) informed us that it would resign as our independent registered public accounting firm effective upon the completion of its procedures regarding the audit of our fiscal year ended April 30, 2005.  On August 8, 2005, we engaged Lurie Besikof Lapidus & Company, LLP (“LBL”) as our independent registered public accounting firm commencing with work to be performed in relation to our fiscal quarter ended July 31, 2005 and in connection with the audit of our financial statements for the fiscal year ending April 30, 2006.  We have had no occasions in the past two years upon which we have consulted with LBL on any matters.  Our audit committee has appointed LBL as our independent registered public accounting firm for fiscal year 2006.

The reports of PwC on our financial statements as of and for the years ended April 30, 2003 and 2004 contained an explanatory paragraph expressing significant doubt about our ability to continue as a going concern, but did not contain an adverse opinion or disclaimer of opinion, and were not further qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended April 30, 2003 and 2004 and through July 21, 2005, the date on which PwC completed its procedures regarding the audit of the fiscal year ended April 30, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on our financial statements for such years.

During the years ended April 30, 2003 and 2004 and through July 21, 2005, there has been one reportable event of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B.  The reportable event occurred in March 2004 when PwC informed our audit committee that there was a material weakness in internal controls over financial reporting.  Specifically, PwC identified a material weakness in the design and operation of internal controls relating to documenting and reporting international distribution marketing expenditures and related reimbursement.  Following this communication from PwC, we implemented procedures and reporting to document and support customer marketing expenses which remedied this material weakness.

We reported the resignation of PwC on Form 8-K on June 14, 2005.  The Form 8-K contained a letter from PwC, addressed to the Securities and Exchange Commission, stating that it agreed with the statements concerning PwC in such Form 8-K.  On July 25, 2005, we filed an amendment to the Form 8-K in order to update the disclosures made in the original Form 8-K so as to cover the period from June 9, 2005 through the date on which PwC concluded its work for us.  The amended Form 8-K contained a letter from PwC, addressed to the Securities and Exchange Commission, stating that it agreed with the statements concerning PwC in the amended Form 8-K.

Representatives of LBL are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance. Representatives of PwC are not expected to be present at the annual meeting of shareholders. However, if they do attend, they will have an opportunity to make a statement and respond to appropriate questions from shareholders in attendance.

Audit and Non-Audit Fees

The following table presents fees for audit and other services provided by PwC for the years ended April 30, 2004 and 2005.

	Year Ended
	April 30, 2004	April 30, 2005
Audit fees (1)	$109,980	$145,395
Audit-related fees (2)	12,078	14,062
Tax fees	0	0
All other fees	0	0
Total Fees	$122,058	$159,457

(1)                                  Audit fees consist of fees for services provided in connection with the audit of our financial statements and reviews of our quarterly financial statements.

(2)                                  Audit-related fees consist of assurance and related services that include, but are not limited to, consultation concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

All services provided by our independent auditors are subject to pre-approval by the audit committee of our board of directors. The audit committee has authorized each of its members to approve services by our independent auditors in the event there is a need for such approval prior to the next full audit committee meeting.  Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on our auditor’s independence. The audit committee pre-approved all services provided by PwC in the fiscal year ended April 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Agreements with Lawrence L. Horsch

In February 2003, we entered into an advisory agreement with Lawrence L. Horsch, who became one of our directors and Chairman of the Board in August 2003 and who served as our acting Chief Executive Officer from April 2004 to August 2004.  Following his appointment as Chairman, we agreed with Mr. Horsch to terminate the advisory agreement.  At the termination of the advisory agreement, Mr. Horsch had been paid $4,500 in advisory fees and the five-year option granted to Mr. Horsch to purchase shares of our common stock at $0.51 per share had vested to the extent of 9,000 shares (and the remainder of the option had terminated).

Effective August 19, 2003, upon the termination of the advisory agreement, we entered into a letter agreement with Mr. Horsch to address our relationship with him as Chairman of the Board. Pursuant to this agreement, Mr. Horsch agreed to provide 32 hours of service per month as Chairman for a retainer of $60,000 per year. Pursuant to the agreement, Mr. Horsch agreed to purchase 85,714 shares of common stock from our company at a price of $0.70 per share.  As additional consideration, we issued a ten-year option to Mr. Horsch for the purchase of 100,000 shares of common stock exercisable at $0.70 per share.  This option vests in full upon the fourth anniversary of the date of grant.  However, this vesting was accelerated to the extent of two-thirds of the shares purchasable under the option because of certain advances in product development and achievement of certain stock performance.  Mr. Horsch has orally agreed to relinquish options for the purchase of 33,333 shares of common stock because one milestone under the applicable option agreement, which would have accelerated the vesting of such option to the extent of 33,333 shares of common stock had it been achieved, was not achieved.  The letter agreement provided for an original term of 12 months.  Our board of directors determined to cease paying the $60,000 per year retainer effective March 31, 2005.

On April 16, 2004, we entered into an arrangement with Mr. Horsch to compensate him for the extra hours he worked beyond the 32 hours per month agreed upon in the August 19, 2003 letter agreement.  Pursuant to this arrangement, Mr. Horsch has been granted (1) a ten-year option to purchase 44,643 shares of common stock at $1.68 per share, (2) a ten-year option to purchase 149,850 shares of common stock at $1.67 per share, and (3) a ten-year option to purchase 62,050 shares of common stock at $2.00 per share. The number of shares of common stock purchasable pursuant to such options is the value of the hours (at $150 per hour) divided by 0.3 with the result divided by the exercise price.  These options represent payment for the additional hours of service rendered to our company from February 19, 2004, to December 31, 2004.

Mr. Horsch plans to resign from the position of Chairman of the Board at the commencement of the 2005 annual meeting of shareholders, but intends to remain a director of our company.

Technical Assistance Agreement with Adel A. Mikhail, Ph.D.

In June 2003, we entered into a technical assistance agreement with Adel A. Mikhail, Ph.D., who was then one of our directors.  Pursuant to this agreement, Dr. Mikhail agreed to perform up to 40 hours of consulting services per month in exchange for a retainer of $6,000 per month.  We also agreed to pay him $125 per hour, up to a maximum of $1,000 per day, for services beyond 40 hours per month.  During the fiscal years ended April 30, 2004 and 2005, we paid Dr. Mikhail $72,000 and $39,405, respectively, in technical assistance fees.  In September 2004, Dr. Mikhail resigned as a director and as a consultant to our company.

Arrangements and Transactions with PKM Properties, LLC

Credit Agreements.  To meet critical working capital shortages over the last two fiscal years, we established the following credit agreements with PKM Properties, LLC (“PKM”), an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities.  While outstanding, the amounts borrowed from PKM were collateralized by substantially all of our assets.

		Interest	Amount
Date	Nature of Financing	Rate	Borrowed	Disposition
January 2003	Discretionary Credit Agreement	10.0%	$943,666	Converted
May 2003	Discretionary Credit Agreement	10.0%	$935,000	Converted
November 2003	Credit Agreement	10.0%	$500,000	Converted
April 2004	Short-Term Loan	10.0%	$150,000	Repaid
November 2004	Discretionary Credit Agreement	10.0%	$500,000	Converted
February 2005	Credit Agreement	10.0%	$500,000	Repaid

During the fiscal years ended April 30, 2004 and 2005, we made interest payments to PKM of $173,878 and $164,104, respectively.

We entered into debt conversion agreements as of April 1, 2005, with certain debt holders for the conversion of an aggregate of approximately $4.4 million of debt into equity securities.  Pursuant to one such agreement, PKM converted approximately $3.0 million of outstanding indebtedness into 2,968 shares of 5% Series A Convertible Preferred Stock at a stated value of $1,000 per share.  Each share of preferred stock is convertible into the number of shares of common stock equal to the stated value divided by $0.50, subject to anti-dilution adjustments.  The terms of the preferred stock include dividend, protective, liquidation and conversion rights.  The preferred stock sold to PKM was issued along with a warrant to purchase 4,452,000 shares of common stock.  The warrant has a term of five years and is exercisable at $0.50 per share, subject to anti-dilution adjustments.  In April

2004, we repaid in full the April 2004 Short-Term Loan.  In April 2005, we repaid in full the February 2005 Credit Agreement.  As a result, we have fully repaid our indebtedness to PKM.  At August 11, 2005, the lease with PKM (described below) remained outstanding.

As additional consideration for the foregoing credit agreements, we issued the following warrants to PKM with terms and conditions that included weighted-average anti-dilution rights and certain rights to require registration of the common stock underlying the warrants under federal and state securities laws.  The exercise prices and the number of shares purchasable under such warrants have adjusted pursuant to the anti-dilution provisions thereof.  Such adjusted numbers are also presented below.

		Original	Original	Adjusted	Adjusted
		Number of	Exercise	Number of	Exercise
Date	Term	Shares	Price	Shares	Price
January 2003	Five-Year	350,000	$0.596	409,020	$0.51
May 2003	Ten-Year	380,357	$0.70	502,359	$0.53
November 2003	Ten-Year	77,381	$1.68	203,125	$0.64
November 2003 (extension)	Ten-Year	330,933	$2.00	987,860	$0.67
April 2004	None	N/A	N/A	N/A	N/A
November 2004	Ten-Year	34,014	$1.47	80,646	$0.62
February 2005	Five-Year	750,000	$0.50	N/A	N/A

In addition to the foregoing warrants, we made the following payments to PKM in connection with the credit agreements:

•                                         Placement fee of 6.5 percent of the amount borrowed under the May 2003 Discretionary Credit Agreement

•                                         $56,000 in fees and expenses incurred on behalf of PKM in connection with the May 2003 Discretionary Credit Agreement

•                                         $32,114 in fees and expenses incurred on behalf of PKM in connection with the November 2004 Discretionary Credit Agreement

•                                         $19,142 in legal and administrative expenses incurred by PKM in connection with the February 2005 Credit Agreement

•                                         $18,086 in fees and expenses incurred on behalf of PKM in connection with the Debt Conversion Agreement

Financing Transaction and Lease.  On April 4, 2003, we sold our real estate, including real property and office-warehouse-manufacturing facility, together with certain personal property related thereto, to PKM. The purchase price for the property was $3.84 million, paid with (1) $1.0 million in cash (subject to certain reductions, prorations and credits), (2) PKM’s assumption of a mortgage note against the property in the amount of $2.5 million in favor of Associated Bank Minnesota, dated November 23, 1999, and (3) PKM’s assumption of our promissory note with Dakota Electric Association and land special assessments payable to Dakota County aggregating $336,105. As additional consideration, we issued to PKM a five-year warrant for the purchase of 350,000 shares of our common stock at an exercise price of $0.625 per share. As a result of anti-dilution adjustments through August 11, 2005, this warrant is exercisable for 420,673 shares at $0.52 per share.

Concurrent with the sale of the property, we entered into a ten-year lease for the property with a base annual rent of $360,000 for the first and second year; $370,800 per year for the third, fourth and fifth year, and $389,340 for the remaining years of the lease subject to an increase for additional interest payable by PKM on its long-term permanent financing of the property, which may increase base monthly rents by up to one-twelfth of the additional annual interest payable by PKM.  Assuming we are not in default under the terms of the lease, we have two options to extend the lease for five-year periods upon expiration of the initial ten-year term at a market rate.  We also pay under the lease operating costs and real estate taxes.  Under certain conditions, we also have an option to purchase the building at the end of the initial ten-year term at the fair value at that time.  The purpose of the transaction was to retire our bank debt and provide us with additional required working capital.

On June 29, 2005, we entered into a lease termination agreement with PKM.  In order to induce PKM, the landlord of our corporate headquarters, to attempt to sell or lease the property to a third party and to terminate the lease with our company, we agreed, among other things, to reimburse PKM for all costs and expenses relating to the lease or the sale of the property, and to termination of the lease on not less than 120 days’ notice.  We also agreed that, if we request the landlord to accept less than its minimum required net sale proceeds, we would pay a lease termination fee equal to the difference between the landlord’s minimum net sale proceeds and the actual net sale proceeds.  We also agreed to pay a lease termination fee if the landlord releases the property on economic terms and conditions less desirable than those of the existing lease.  Despite this agreement, there can be no assurance the building will be sold and that we will be successful in obtaining a release from our lease.

During the fiscal years ended April 30, 2004 and 2005, we made lease payments to PKM of $452,640 and $451,015, respectively.

Transaction with Peter L. Hauser

In July 2003, we entered into a loan agreement and borrowed $1.0 million from Mr. Hauser, an existing shareholder, pursuant to a subordinated note with an interest rate of 10 percent per year.  While outstanding, the amount borrowed from Mr. Hauser was collateralized by substantially all of our assets. We issued to Mr. Hauser a ten-year warrant for the purchase of 380,357 shares of our common stock on terms comparable to the warrants issued to PKM in connection with the May 2003 Discretionary Credit Agreement. As a result of anti-dilution adjustments through August 11, 2005, this warrant is exercisable for 502,358 shares at $0.53 per share.  Following this transaction, Mr. Hauser became the beneficial owner of over 10 percent of our securities. In February 2004, the maturity date of this loan was extended to June 30, 2005. In connection with the extension, we issued a warrant with a ten-year term to purchase up to 136,000 shares of our common stock at an exercise price of $2.00 per share. As a result of anti-dilution adjustments through August 11, 2005, this warrant is exercisable for 405,970 shares at $0.67 per share.

We entered into debt conversion agreements as of April 1, 2005, with certain existing debt holders for the conversion of an aggregate of approximately $4.4 million of debt into equity securities.  Pursuant to one such agreement, Mr. Hauser converted approximately $1.0 million of outstanding indebtedness into 2,016,000 shares of 5% Series A Convertible Preferred Stock at a stated value of $1,000 per share.  Each share of preferred stock is convertible into the number of shares of common stock equal to the stated value divided by $0.50, subject to anti-dilution adjustments.  The terms of the preferred stock include dividend, protective, liquidation and conversion rights.  The preferred stock sold to Mr. Hauser was issued along with a warrant to purchase 1,512,000 shares of common stock.  The warrant has a term of five years and is exercisable at $0.50 per share, subject to anti-dilution adjustments.

Employment Agreements

We have employment agreements with Marc P. Flores, our President, Chief Executive Officer and one of our directors, and John H. Jungbauer, our Vice President, Finance and Chief Financial Officer.  You should review “Executive Compensation—Employment Contracts and Termination of Employment, and Change-in-Control Arrangements” for more information about such agreements.

Director Options

On March 21, 2005, we granted a stock option for the purchase of 50,000 shares of common stock to David B. Kaysen and we granted a stock option for the purchase of 50,000 shares of common stock to Susan L. Critzer.  Mr. Kaysen and Ms. Critzer are two of our non-employee directors.  These options were granted outside our shareholder-approved plans, they were 100 percent vested at the date of grant, and they are exercisable at $1.00 per share, which was the closing price of our common stock on the OTC Bulletin Board on March 21, 2005.  These options expire on March 21, 2015.

Management Options

Effective April 1, 2005, the compensation committee of our board of directors awarded (1) a non-qualified stock option for the purchase of 3,440,348 shares of common stock to Marc P. Flores, our President and Chief Executive Officer, (2) a non-qualified stock option for the purchase of 1,290,131 shares of common stock to John H. Jungbauer, our Vice President, Finance and Chief Financial Officer, and (3) non-qualified stock options for the purchase of an aggregate of 1,935,196 shares of common stock to other key employees.  The foregoing options were issued outside our employee benefit plans.  Such options vest to the extent of 25 percent per year, commencing on the first anniversary of the date of grant.  They are exercisable at $0.89 per share, which was the closing price of our common stock on the OTC Bulletin Board on April 1, 2005.  These options expire on April 1, 2012.

Related Party Distributor

Prior to our exit from the heart valve business, we sold heart valves through a distribution network of approximately 37 exclusive distributors, including Mercé v. Electromedicina, S.L. The Managing and General Director of Mercé v. Electromedicina, Salvador Mercé Cervelló, is one of our former board members. During the fiscal years ended April 30, 2004 and 2005, such distributor made net purchases of product from our company equal to approximately 29.4 percent and 44.9 percent of our net sales, respectively.  Our accounts receivable with this distributor accounted for approximately 37.9 and 35.7 percent of our accounts receivable at April 30, 2004 and 2005, respectively.  Obligations to us from this distributor are unsecured.  During the quarter ended January 31, 2005, in an effort to raise $250,000 in cash to continue operations, we sold 400 heart valves at a fifty-five percent discount to Mercé v. Electromedicina.

General

The transactions set forth herein were approved by a majority of our independent, disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel.  We believe that all such transactions were made on terms no less favorable to us than we could have obtained from unaffiliated third parties. In the future, all material affiliated transactions will be approved by a majority of our independent, disinterested directors who will have access, at our expense, to our legal counsel or independent legal counsel and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports.  To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (i) one report on Form 4 setting forth the August 22, 2004 grant of a stock option for the purchase of 7,000 shares to Susan L. Critzer, one of our directors,

(ii) one report on Form 4 setting forth the August 22, 2004 grant of a stock option for the purchase of 7,000 shares to David B. Kaysen, one of our directors, and (iii) one report on Form 4 setting forth the January 19, 2005 grant of a stock option for the purchase of 62,050 shares to Lawrence L. Horsch, our Chairman of the Board, were not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR
2006 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer, no later than April 27, 2006.  All proposals must conform to the rules and regulations of the SEC.  Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after July 11, 2006, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our corporate secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.  A copy of our bylaws may be obtained by written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: John H. Jungbauer.  Please refer to “Our Board of Directors and Committees – Corporate Governance and Nominating Committee Procedures – Shareholder Nomination Procedures” for the information shareholders must submit in order to recommend a director candidate.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for the fiscal year ended April 30, 2005, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card.  We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to John H. Jungbauer at our principal address.

Sincerely,
MedicalCV, Inc.

Marc P. Flores
President and Chief Executive Officer

Inver Grove Heights, Minnesota

August 25, 2005

APPENDIX A

MEDICALCV, INC.

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

AS AMENDED AUGUST 3, 2005

Introduction and Purpose

MedicalCV, Inc. (the “Company”) is a publicly held company and operates in a dynamic and highly competitive market.  In order to ensure informed decision-making beneficial to the Company, the Board of Directors has established an Audit Committee.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the Company’s financial reporting and public disclosure activities, (b) the Company’s internal controls regarding finance and accounting, including the Company’s disclosure controls and procedures, (c) the Company’s auditing, accounting and financial reporting processes generally, (d) the engagement of the independent registered public accounting firm (“independent auditors”), (e) the evaluation of the independent auditors’ qualifications, and (f) monitoring management’s identification and control of key business and financial risks.  The report of the Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Company’s annual proxy statement.  The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditors.

Composition

The Audit Committee shall be comprised of two or more directors as determined by the Board, a majority of whom shall be independent directors, as defined by applicable Nasdaq rules and regulations.  The members shall meet the independence, experience and expertise requirements of the NASD and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.  At least one member of the Committee will qualify as an “audit committee financial expert” as defined by the SEC.  The members of the Committee and the Committee Chair shall be appointed by, and may be removed by, the Board on the recommendation of the Corporate Governance and Nominating Committee.  Committee membership shall be rotated periodically, and the Committee Chair shall be rotated periodically, at the recommendation of the Corporate Governance and Nominating Committee.  In particular, a majority of the Audit Committee:

• Shall not have been employed by the Company or any of its affiliates for any of the past three years;

• Shall not have received compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for board service or benefits under a tax-qualified retirement plan;

• Shall not be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

• Shall not be a partner in, or a controlling shareholder or executive officer of, any business or professional services organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or the business or professional services organization in any of the past three years;

• Shall not be employed as an executive of another company for which any of the Company’s executives serves on that other company’s compensation committee.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Authority

The Committee shall have the sole authority to select, evaluate, appoint and replace the independent auditors and shall approve in advance all audit engagement fees and terms and all audit-related, tax and other engagements with the independent auditors.  The Committee shall consult with management, but shall not delegate these responsibilities.  The Committee shall have the authority to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee.  The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors, any advisors employed the Committee and ordinary administrative expenses of the Committee.  The Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate.  Each subcommittee shall have the full power and authority of the Committee.

Responsibilities and Duties

The primary responsibilities of the Audit Committee are to:

• Monitor the Company’s financial reporting process and internal control system.

• Monitor and, where appropriate, assist in selection and replacement of the Company’s independent accountants.

• Provide an open avenue of communication among the Company’s independent accountants, financial and senior management and the Board.

In fulfilling its responsibilities, the Committee shall:

1.          Review this Charter on an annual basis and update it as conditions dictate.

2.          Review with management the Company’s annual financial statements, including significant changes in accounting principles or their application, and provide a written report to the Board of Directors for inclusion in the Company’s proxy statement disclosing whether the Committee:

(a)                                  reviewed and discussed the audited financial statements with management and with the independent accountants,

(b)                                 received from the independent accountants disclosures regarding the accountants’ independence required by Independence Standards Board Standard No. 1,

(c)                                  discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 and

(d)                                 recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K or 10-KSB.

3.          Review the Company’s interim financial statements before the Company files its Quarterly Reports on Form 10-Q or 10-QSB with the Securities and Exchange Commission.

4.          Review with the independent accountants their audit report on the annual financial statements, including the application of the Company’s accounting principles.

5.          Ensure its receipt from the independent accountants of a formal written statement delineating all relationships between such independent accountants and the Company consistent with Independence Standards Board Standard No. 1 and engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

6.          Oversee the independence and effectiveness of the independent accountants and the ultimate accountability of the independent accountants to the Board and the Committee and recommend to the Board the selection or replacement of the independent accountants.

7.          Approve the fees paid to the independent accountants with respect to all services.

8.          Annually review the significant risks the Company is exposed to and evaluate management’s plan to manage these uncertainties.

9.          Annually review and discuss with management and the independent auditors (1) management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting, and (2) the independent auditors’ attestation to, and report on, management’s control assessment related to Section 404 of the Sarbanes-Oxley Act of 2002.

10.    Review with the independent accountants the results of their reviews of (a) officers’ expense accounts and use of corporate assets and (b) employees’ compliance with Company expense policies.

11.    Meet with the independent accountants to discuss any matters which the Committee or these groups believe should be discussed privately with the Committee.

12.    Report Committee actions to the Board, with such recommendations as the Committee deems appropriate.

13.    Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

14.    Consider such other matters with respect to the Company’s financial affairs, internal controls and the internal and external audits as the Committee may deem advisable.

15.    Engage in such other activities and undertake such other responsibilities as the Board may assign to the Committee.

Meetings

The Committee shall meet at least once each fiscal year, or more frequently as circumstances dictate in order to completely discharge its responsibilities and duties as outlined in this charter.  To the extent practicable, each of the committee members shall attend each of the regularly scheduled meetings in person.  As part of its job to foster open communication, time should be set aside at each meeting for the Committee to meet with management and the independent outside auditor in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.  The Committee may ask members of management or others to attend the meetings and provide pertinent information, as appropriate.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business.  The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting.

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE
OF
MEDICALCV, INC.

1.             Role

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the executives of MedicalCV, Inc. (the “Company”), to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

2.             Membership

(a)           At any time when the Company’s securities are listed on the Nasdaq Stock Market, the membership of the Committee consists of at least three directors, all of whom shall (i) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

(b)           At any time when the Company shall not have a security listed on the Nasdaq Stock Market, the Committee shall consist of such non-employee directors as the Board, by resolution, shall designate.

(c)           The Board shall appoint the members of the Committee and the chairperson.  The Board may remove any member from the Committee at any time with or without cause.

3.             Operations

The Committee shall meet as often as its members deem necessary to carry out its responsibilities.  Meetings may occur as the Committee or its chair deems advisable.  The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board.  Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.  The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.  The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Minnesota.

4.             Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities.  The Committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms.  Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

B-1

5.             Responsibilities

Subject to the provisions of any corporate governance or nominating committee charter, or policy, the principal responsibilities and functions of the Compensation Committee are as follows:

(a)           Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.

(b)           Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

(c)           Review and recommend to the Board the compensation policy and structure for corporate officers at the level of corporate vice president and above.

(d)           Oversee an evaluation of the performance of the Company’s executive officers and recommend to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

(e)           Review and recommend CEO goals and objectives, evaluate CEO performance in light of these corporate objectives, and set CEO compensation consistent with company philosophy.  The CEO may not be present during deliberations or voting concerning the CEO’s compensation.  The Committee will annually review the performance of the Chief Executive Officer.  The results of such annual CEO evaluation will be considered by the Board in setting CEO salary and other compensation.

(f)            Review and recommend to the Board termination packages for executive officers.

(g)           Review and discuss with the Board and senior corporate officers plans for officer development and corporate succession plans for the CEO and other senior corporate officers.

(h)           Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans.  Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

(i)            Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.

(j)            Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement as required by applicable Securities and Exchange Commission rules and regulations and any relevant stock listing authority.

(k)           Regularly review and make recommendations with regard to changes to the charter of the Committee.

(l)            Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

August 3, 2005

B-2

APPENDIX C

MEDICALCV, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Adopted August 3, 2005

The Corporate Governance and Nominating Committee is a committee of, and reports to, the Board of Directors of MedicalCV, Inc. through this Charter, the Board delegates certain responsibilities to the Committee to assist the Board in the fulfillment of its duties to the Company and its shareholders.

1.             Authority.  The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents.  The Committee shall also have authority, in consultation with the Chairman of the Board, to engage outside advisors as it deems necessary or appropriate.  The Committee shall have sole authority to retain and terminate any search firm to be used to identify Director candidates, including sole authority to approve the search firm’s fees and other retention terms.

2.             Composition.  The Committee shall consist of at least two or more Directors, who shall be appointed annually, and subject to removal at any time, by the Board of Directors.  Each Committee member shall meet the independence standards set forth in the Marketplace Rules and listing standards of the Nasdaq Stock Market and the Company’s corporate governance guidelines attached as an addendum to this Charter.

3.             Procedures.  The Committee shall hold at least two regular meetings each year, and such special meetings as may be required.  Meetings may be called by the Chair of the Committee or the Chairman of the Board.  The presence in person or by telephone of two members shall constitute a quorum.  Meetings may be held at any time, any place and in any manner permitted by applicable law and the Company’s Bylaws.  Minutes of the Committee’s meetings shall be kept.  To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Committee members prior to each meeting to allow time for review.  The Committee shall have authority to create and delegate specific tasks to such standing or ad hoc subcommittee as it may determine to be necessary or appropriate for the discharge of its responsibilities.  The results of the Committee’s meetings shall be reported to the full Board.

4.             Responsibilities.  The Committee’s responsibilities shall be:

(a)                                  to monitor the implementation and operation of the Company’s corporate governance guidelines;

(b)                                 to review from time to time the adequacy of the corporate governance guidelines in light of broadly accepted practices of corporate governance, emerging governance issues and market and regulatory expectations, and to advise and make recommendations to the Board with respect to appropriate modifications;

(c)                                  to identify and review measures to strengthen the operation of the corporate governance guidelines, and to advise the Board with respect thereto;

(d)                                 to prepare and supervise the implementation of the Board’s annual reviews of (i) director independence and (ii) the Board’s performance, as contemplated by the Company’s corporate governance guidelines, and to oversee the Board’s processes for evaluation of the management of the Corporation and make recommendations to the Board with respect to such processes;

(e)                                  to identify, review and evaluate candidates for election as Director who meet the standards set forth in the Company’s corporate governance guidelines, including such inquiries as the Committee deems appropriate into the background and qualifications of candidates and interviews with potential candidates to determine their qualification and interest, and to recommend to the Board of Directors nominees for any election of directors in compliance with the Company’s corporate governance guidelines (including the policy that a majority of Directors be independent of the Company and of the Company’s management);

(f)                                    to advise the Board with respect to such other matters relating to the governance of the Company as the Committee may from time to time approve, including changes to terms or scope of this Charter and the Committee’s overall responsibilities; and

(g)                                 to carry out such other tasks as the Board may from time to time delegate to the Committee for action consistent with this Charter.

5.             Annual Performance Review.  The Committee shall conduct an annual evaluation of its performance in carrying out its responsibilities hereunder.

CORPORATE GOVERNANCE GUIDELINES

I.  INTRODUCTION

The Board of Directors (the “Board”) of MedicalCV, Inc. (the “Company”), acting on the recommendation of its Corporate Governance and Nominating Committee (the “Committee”), has developed and adopted a set of corporate governance principles (the “Guidelines”) establishing a common set of expectations to assist the Board and its committees in performing their duties in compliance with applicable legal and regulatory requirements.

II.  SELECTION OF DIRECTORS

PROCEDURES FOR IDENTIFYING AND EVALUATING CANDIDATES FOR BOARD OF DIRECTORS

The Committee shall implement the Company’s policy of having a board of directors at least a majority of whom are independent as that term is defined under the Marketplace Rules and listing standards of the Nasdaq Stock Market applicable for the continued listing of the Company’s common shares.

1.             The Committee will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

2.             The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure.  Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3.             Consistent with this policy, in considering candidates for election at annual meetings of shareholders, the Committee will first determine the incumbent directors who wish to continue their service on the Board.

4.             The Committee will evaluate the qualifications and performance of the incumbent directors that desire to continue their service.  In particular, as to each such incumbent director, the Committee will-

•                                          consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee;

•                                          review the assessments of the performance of the director during the preceding term made by the Committee;

•                                          determine whether there exist any special, countervailing considerations against re-nomination of the director; and

•                                          consider whether the director meets the requirements for independence under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the Marketplace Rules and listing standards of the Nasdaq Stock Market.

5.             If the Committee determines that-

•                                          an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term;

•                                          there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated; and

•                                          the Committee may, absent special circumstances, propose the incumbent director for re-election.

6.             The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filing vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board.

7.             The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates.  These persons may include members of the Board, including members of the Committee, and management of the Company.  The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

8.             As to each recommended candidate that the Committee believes merits consideration, the Committee will-

•                                          cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

•                                          determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director;

•                                          determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board;

•                                          consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

•                                          consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

9.             It is appropriate for the Committee, in its discretion, to solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

10.           In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

11.           Based on all available information and relevant considerations, the Committee will recommend to the Board a candidate who, in the view of the Committee, is most suited for membership on the Board.

12.           In making its selection, the Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

13.           The Committee shall maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

III.  POLICY REGARDING QUALIFICATIONS OF DIRECTORS

The Committee believes that members of the Company’s Board of Directors must posses certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance.  It is therefore the policy of the Committee that all persons nominated to serve as a director of the Company should possess the minimum qualifications described in this policy.  These are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the board at the time, and other relevant circumstances.

1.             Integrity.  All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others.

2.             Absence of Conflicts of Interest.  Candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its shareholders.

3.             Fair and Equal Representation.  Candidates must be able to represent fairly and equally all shareholders of the Company without favoring or advancing any particular shareholder or other constituency of the Company.

4.             Achievement.  Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor.

5.             Oversight.  Candidates are expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

6.             Business Understanding.  Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company.  These include -

•                                          contemporary governance concerns;

•                                          regulatory obligations of a public issuer;

•                                          strategic business planning;

•                                          competition in a global economy; and

•                                          basic concepts of corporate finance.

7.             Available Time.  Candidates must have, and be prepared to devote, adequate time to the Board and its committees.  It is expected that each candidate will be available to attend all meetings of the Board and any committees on which the candidate will serve, as well as the Company’s annual meeting of shareholders, after taking into consideration their other business and professional commitments, including service on the boards of other companies.

8.             Limited Exceptions.  Under exceptional and limited circumstances, the Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its shareholders.

9.             Additional Qualifications.  In approving candidates for election as director, the Committee will also assure that-

•                                          at least a majority of the directors serving at any time on the Board are independent, as defined under the Marketplace Rules and listing standards of the Nasdaq Stock Market;

•                                          as many as possible of the directors satisfy the financial literacy requirements required for service on the audit committee under the Marketplace Rules and listing standards of the Nasdaq Stock Market;

•                                          at least one of the directors qualifies as an “audit committee financial expert” under the rules of the SEC;

•                                          at least some of the independent directors have experience as senior executives of a public or substantial private company; and

•                                          at least some of the independent directors have general familiarity with the industry in which the Company conducts a substantial portion of its business or in related industries.

10.           Diversity.  The Committee will seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

APPENDIX D

MEDICALCV, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

SECTION 1

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

1.1           Award.  The term “Award” shall mean any award or benefit granted in accordance with the terms of the Plan.  Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; (iii) Performance Awards; (iv) Restricted Stock Units; and/or (v) Tax Offset Payments.  The terms and conditions of the Award shall be set forth in an “Award Agreement.”

1.2           Board.  The term “Board” shall mean the Board of Directors of the Company.

1.3           Change in Control.  The term “Change in Control” shall mean:

(a)                                  the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(b)                                 the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)                                  the sale of all or substantially all of the assets of the Company.

1.4           Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

1.5           Committee.  The term “Committee” shall mean a committee described in Section 10.

1.6           Company.  The term “Company” shall mean MedicalCV, Inc. and any Related Company.

1.7           Covered Employee.  The term “Covered Employee” means a Participant who is a Covered Employee as specified in Section 8.17.

1.8           Covered Shares.  The term “Covered Shares” shall mean the number of shares of Stock that a Participant may purchase pursuant to an Option.

1.9           Director.  The term “Director” shall mean a member of the Company’s Board.

1.10         Employment.  “Employment” means service by a Participant as an employee, director or independent contractor.

1.11         Exchange Act.  The term “Exchange Act” shall mean the Securities Act of 1934, as amended.

1.12         Exercise Price.  The term “Exercise Price” shall mean the Exercise Price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted.  Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted.

1.13         Fair Market Value.  The term “Fair Market Value” of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day.  If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

1.14         Incentive Stock Option.  The term “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements of Section 422(b) of the Code.

1.15         Non-Employee Director.  The term “Non-Employee Director” shall mean a “non-employee director” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

1.16         Non-Qualified Stock Option.  The term “Non-Qualified Stock Option” or “NSO” shall mean an Option that is not intended to satisfy the requirements applicable to an “incentive stock Option” described in Section 422(b) of the Code.  NSO grants may be awarded to any Participant.

1.17         Option.  The term “Option” or “Stock Option” shall mean an ISO or NSO granted pursuant to the Plan.  The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.

1.18         Participant.  The term “Participant” shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company’s Board who are employees, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company.  All Participants must be natural persons who provide bona fide services to the Company or a Related Company.  In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company’s Stock.  An Award may be granted to a Participant prior to the date the Participant performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Participant first performs such services.

1.19         Performance Award.  The term “Performance Award” shall mean an award based upon the achievement of performance goals, as contemplated by Section 5.

1.20         Plan.  The term “Plan” shall mean this Amended and Restated 2001 Equity Incentive Plan.

1.21         Related Company.  The term “Related Company” shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.  A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

1.22         Restricted Stock.  The term “Restricted Stock” means a share of Common Stock granted to a Participant under Section 6 of the Plan.  Restricted Stock Awards entitle the Participant to receive shares of common stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of Award.

1.23         Stock.  The term “stock” shall mean shares of common stock, $0.01 par value, of the Company.

1.24         Stock Option Agreement.  The term “Stock Option Agreement” or “Agreement” shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan.  The Agreement shall be subject to the terms and conditions of the Plan.

SECTION 2

PURPOSE

The MedicalCV, Inc. 2001 Equity Incentive Plan has been established by MedicalCV, Inc. to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

SECTION 3

PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Participants who will be granted one or more Awards under the Plan.  In its sole discretion and without shareholder approval, the Committee may grant to a Participant any Award or Awards permitted under the provisions of the Plan.  Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).  Only employees are eligible to be granted Incentive Stock Options.

SECTION 4

STOCK OPTIONS

4.1           General.  The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.  Any Option awarded to Participants under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee.  To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

4.2           Option Awards.  Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Participant and the Company.

(a)                                  Exercise of an Option.  An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event shall any fraction of a share of Stock be issued upon the exercise of an Option.  An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

(b)                                 Exercise Price.  The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date of grant.

(c)                                  Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(1)                        Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

(2)                        Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Participant or subject to Awards hereunder, and any other manner permitted by law and approved by the Committee, or any combination of the foregoing.  If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award.  In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)                                 Settlement of Option.  Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

(e)                                  Vesting.  Participants shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Participant and the Company.  The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(f)                                    Option Term.  The term of each Option shall be fixed by the Committee.  In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding.

(g)                                 Termination of Employment.  Following the termination of Participant’s employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement.  The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

(h)                                 Incentive Stock Options.  ISO grants may only be awarded to employees of the Company, a “parent corporation,” or a “subsidiary corporation” as those terms are defined in Sections 424(e) and 424(f) of the Code.  In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised.  Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (iii) be awarded more than ten (10) years after the Effective Date of this Plan.  No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its “parent corporation” or any “subsidiary corporation” shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award.  Notwithstanding Section 8.7, no ISO shall be transferable other than by will and the laws of descent and distribution.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

(i)                                     Early Exercise.  The Option may, but need not, include a provision whereby the Participant may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Stock so purchased may be subject to a repurchase Option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

SECTION 5

PERFORMANCE AWARDS AND PERFORMANCE SHARES

5.1           Performance Awards.  The Committee shall have the right to designate Awards of Options and Performance Shares as “Performance Awards.”  The grant or vesting of a Performance Award shall be subject to the achievement of performance goals established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.  The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Participant.

5.2           Grant of Performance Shares.  After selecting Participants who will receive Awards of Performance of Shares for a given performance period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the performance period, and the applicable terms and condition of the Award.  The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and Plan.

(a)                                  The Committee shall establish the performance goals for each performance period.  The Committee shall also establish a schedule for such performance period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the performance goals for such performance period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the performance goals, as specified by the Committee.

(b)                                 As promptly as practical after each performance period, the Committee shall determine whether, or the extent to which, the performance goals have been achieved.  Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee.  In addition, the Committee may, from time to time during a performance period and consistent with the terms and conditions of applicable Awards and performance goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.  As soon as administratively feasible following the satisfaction of the performance goals, the Committee shall certify that the performance goals have been met.

(c)                                  If during the course of a performance period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the performance goals for such performance period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the performance period, the Committee may make such adjustment to the performance goals or measurements of such performance goals as the Committee, in its sole judgment, may deem appropriate, but only as permitted under Code Section 162(m) and regulations thereunder.

5.3           Termination of Employment.  In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Company a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine.  In the event of termination of employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

SECTION 6

RESTRICTED STOCK

Subject to the following provisions, the Committee may grant Awards of Restricted Stock to a Participant in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Participant:

(a)                        The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Participant and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

(b)                       Stock certificates representing the Restricted Stock awarded to a Participant shall be registered in the Participant’s name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Participant.  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by a Participant until such share has vested in accordance with the terms of the Restricted Stock Award.  At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

(c)                        The Committee may provide that the Participant shall have the right to vote or receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)                       Except as may be provided by the Committee, in the event of a Participant’s termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant be returned to the Participant or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, be paid to the Participant.

(e)                        The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant’s Restricted Stock.

SECTION 7

TAX OFFSET PAYMENTS

The Committee may provide for a Tax Offset Payment to be made by the Company to a Participant with respect to one or more Awards granted under the Plan.  The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Participant is taxed at the maximum tax rate applicable to such income.  The Tax Offset Payment shall be paid solely in cash.  No Participant shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Participant in such fiscal year.  The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Participant.

SECTION 8

OPERATION AND ADMINISTRATION

8.1           General.  The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of Section 8.

8.2           Effective Date.  The Plan, as initially adopted, became effective as of June 28, 2001 (the “Effective Date”) and the Plan, as amended and restated, shall be effective subject to approval by the shareholders of the Company; provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the shareholders of the Company, the Awards shall be subject to the approval of the Plan by the shareholders of the Company.  The term of the Plan shall be limited in duration to ten (10) years from the earlier of (a) the Effective Date or (b) the date the Plan is approved by the Company’s shareholders.

8.3           Shares Subject to Plan.  The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

(a)                        Subject to adjustment pursuant to the provisions of Section 8.3(c), the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 6,000,000 shares.  The shares of Stock may be authorized, but unissued, or reacquired Stock.

(b)                       To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan.  Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

(c)                        In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 8.3(d), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the Exercise Price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option or other Award.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulations 1.162-27(e)(4)(vi), under the performance goals relating to Options granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)                       Subject to adjustment as provided under Section 8.3(c), (i) the maximum number of shares of Common Stock with respect to which stock Options may be granted during a calendar year to any Participant under the Plan shall be 1,000,000 shares, and (ii) with respect to Performance Shares and Restricted Stock intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of common stock subject to such Awards granted during a calendar year to any Participant under the Plan shall be the equivalent of 100,000 shares.

8.4           Securities Laws Restrictions.  Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                        If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful.  The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

(b)                       Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws.  The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

(c)                        The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

(d)                       To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.5           Tax Matters.

(a)                        Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations.  The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(b)                       Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(c)                        Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

8.6           Payments.  Awards may be settled in any of the methods described in Section 4.2(c).  Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.  Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant.  Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

8.7           Transferability.  Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution.  If the Committee makes an Award transferable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

8.8           Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.9           Agreement With Company.  Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The terms and conditions of any Award shall be reflected in an Award Agreement.  A copy of the Award Agreement shall be provided to the Participant, and the Committee may, but need not require, the Participant to sign the Award Agreement.

8.10         Limitation of Implied Rights.

(a)                        Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Participant.

(b)                       This Plan does not constitute a contract of employment, and selection as a Participant will not give the Participant the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon a Participant any rights of a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

8.11         Termination for Cause.  If the employment of a Participant is terminated by the Company or a Related Company for “cause,” then the Committee shall have the right to cancel any Awards granted to the Participant under the Plan.  “Cause” shall be an event constituting cause under any written employment agreement between the Participant and the Company, or in absence of such an agreement, the term “cause” shall mean (1) the Participant’s violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Participant that materially and adversely affects the Company; (3) the Participant’s failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Participant of a felony involving moral turpitude.

8.12         Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.13         Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlement.  Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees.  If any of the events specified in this Section 8.13 occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(a)                        The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled, will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(b)                       The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed.  For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the Exercise Price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or Award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(c)                        The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.  In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

8.14         Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

8.15         Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

8.16         The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value so such an Award to a Participant who is resident or primarily employed in the United States.  An Award may be modified under this Section 8.16 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

8.17         It is the intent of the Company that Options Performance Shares granted to Covered Employees and other Awards designated as Performance Awards to Covered Employees subject to Section 5 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.  Accordingly, the terms of Section 5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.  If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

8.18         No Repricing Without Shareholder Approval.  Except as provided in Section 8.3(c) hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, Awards of Options shall not be amended to lower their Exercise Prices, and such Awards may not be exchanged for other Options with lower Exercise Prices.

SECTION 9

CHANGE IN CONTROL

9.1           Impact of Event.  Unless the Board or Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change in Control, this Section 9.1 shall govern the treatment of any Option or Restricted Stock, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage or time.  In the case of an Award subject to this Section 9.1 that the acquiring or surviving company in the Change in Control assumes upon and maintains following the Change in Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within three months prior to or eighteen months following the Change in Control such Award shall be treated as provided in clause (a) or (b) of this Section 9.1, as applicable.  In the case of an Award subject to this Section 9.1 that the acquiring or surviving company in the Change in Control does not assume upon the Change in Control, immediately prior to the Change in Control such Award shall be treated as provided in clause (a) or (b) of this Section 9.1 as applicable.  The treatment provided for under this Section 9.1 is as follows:

(a)                        in the case of an Option, the Participant shall have the ability to exercise such Option, including any portion of the Option not previously exercisable, until the earlier of the expiration of the Option under its original term following such date of termination of employment; and

(b)                       in the case of Restricted Stock, the Award shall become fully vested and shall be settled in full.  The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an

Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change in Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

9.2           Effect of Change in Control Upon Performance-based Awards.  Unless the Committee specifies otherwise in the terms of an Award prior to a Change in Control, this Section 9.2 shall control the treatment of any Restricted Stock if at the time of the Change in Control the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria.  In the case of an Award subject to this Section 9.2 in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change in Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change in Control, as determined by the Committee prior to the Change in Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change in Control.  In the case of an Award subject to this Section 9.2 in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change in Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change in Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change in Control.  The Committee may determine either in advance or at the time of the Change in Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change in Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Sections 9.1 and 9.2 apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change in Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees”), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9.2(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

SECTION 10

COMMITTEE

10.1         Administration.  The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors.  The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board.  To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.  To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.  All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.  The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

10.2         Powers of Committee.  The Committee shall have the following authority with respect to Awards under the Plan:  to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority:

(a)                        to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

(b)                       to select the Participants to whom Awards will be granted;

(c)                        to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

(d)                       to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

(e)                        to determine the treatment of Awards upon the Participant’s retirement, disability, death, termination for cause or other termination of employment or service;

(f)                          to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant or that the Participant has no rights with respect to such dividends;

(g)                       to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Participant without his or her written consent; and

(h)                       to substitute new Stock Options for previously granted Stock Options, or for Options granted under other plans or agreements, in each case including previously granted Options having higher Option prices.

Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Participants who receive Awards under the Plan, whether or not such Participants are similarly situated.  The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

10.3         Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

10.4         Information to be Furnished to Committee.  The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and any Related Company as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

10.5         Non-Liability of Board and Committee.  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

SECTION 11

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(c) shall not be subject to the foregoing limitations of this Section 11.  An amendment shall be subject to approval by the Company’s shareholders only to the extent required by applicable laws, regulations or rules of a stock exchange or similar entity.

SECTION 12

GENERAL PROVISIONS

12.1         Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement has been duly executed on behalf of the Company and the Participant.

12.2         No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

12.3         Headings.  The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

12.4         Beneficiaries.  A Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death.  Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.  In the absence of any such designation, benefits outstanding at the Participant’s death shall be paid or transferred to his or her estate.  There shall be no third party beneficiaries of or to this Plan.  Any beneficiary of the Participant shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

12.5         Repurchase Option.  The terms of any repurchase Option shall be specified in the Award Agreement.

12.6         Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

12.7         Severability; Entire Agreement.  If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

12.8         Plan Effective Date and Termination.  The Plan, as amended and restated, shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements.  Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on June 28, 2011, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX E

MEDICALCV, INC.

2005 DIRECTOR STOCK OPTION PLAN

1.         Purpose

The purpose of the MedicalCV, Inc. 2005 Director Stock Option Plan (“the Plan”) is to secure for MedicalCV, Inc. (“the Company”) and its shareholders the benefits of the incentive inherent in increased ownership of the Company’s common stock (“Common Stock”) by the members of the Board of Directors (“the Board”) of the Company who are Eligible Directors as defined in the Plan.

2.         Administration

The Plan shall be administered by the Board.  The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of a stock option made under the Plan (“Option”).  The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.  Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive.  The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.  No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

3.         Amount of Stock

The stock which may be issued and sold under the Plan will be the Common Stock (par value $.01 per share) of the Company, of a total number not exceeding 1,000,000 shares, subject to adjustment as provided in Section 6 below.  In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

4.         Eligible Directors

The members of the Board who are eligible to participate in the Plan are persons who serve as directors of the Company on or after the effective date of the Plan and who are not current employees of the Company or any affiliate or subsidiary of the Company.

5.         Terms and Conditions of Options

Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

(a)                                  The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted.  The fair market value of the Common Stock shall be determined as follows:

(i)            if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the closing price of a Common Stock share on such day or, if such exchange is closed on that date, on the last preceding date on which such exchange was open for trading;

(ii)           if the Common Stock is not listed on a national securities exchange and is not admitted to unlisted trading privileges on any such exchange, the fair market value on any given day shall be the closing price of a Common Stock share on the Nasdaq National Market on such day or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading;

(iii)          if the Common Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not included in the Nasdaq National Market, the fair market value on any given day shall be the closing price on such day, as reported on the Nasdaq SmallCap Market, and if not reported on the Nasdaq SmallCap Market, then as reported by the OTB Bulletin Board, National Quotation Bureau, Inc. or such other publicly available compilation of closing prices of the Common Stock in any over-the-counter market on which the Common Stock is traded; or

(iv)          if there exists no public trading market for the Common Stock, the fair market value on any given day shall be an amount determined by the Board in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board as of the date of determination nor less than the par value of the Stock.

(b)                                 Each year, as of the date of the annual meeting of shareholders of the Company, commencing with the 2005 annual meeting of the shareholders of the Company, each Eligible Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the annual meeting, shall automatically receive an Option award in the amount of 50,000 shares (the “Annual Grant”).  In addition, each Eligible Director who is elected to the Board other than at an annual meeting of shareholders of the Company shall automatically receive an Option award (the “Initial Award”).  The number of shares to be covered by an Initial Award shall equal the nearest whole number, rounded down, equal to (a) 50,000 shares multiplied by (b) the quotient obtained by dividing (1) the number of whole weeks between the date of such person’s election of the Board and the scheduled date of the next annual meeting of shareholders of the Company and (2) 52 weeks.  The date of an Initial Award shall be the date of election of such person to the Board.  The number of shares of any Option award (Annual Grant or Initial Grant) shall be subject to adjustment as provided in Section 6.

(c)                                  In addition to any Options received pursuant to Section 5(b), each Eligible Director shall automatically be granted the right to elect to receive additional Options in lieu of the amount of the director’s annual fee such Eligible Director is entitled to receive (“Annual Retainer”), or a portion thereof, for the year following election or reelection to, or continuation on, the Board.  Such election to receive additional Options shall be irrevocable and must be made in writing prior to the commencement of the period prior to which the Annual Retainer is to be earned.  Options granted subject to such election shall be granted on the first day of the Company’s fiscal year in which such Annual Retainer is earned.  The number of additional Options such Eligible Director can obtain pursuant to this Section shall be determined pursuant to the following formula:

Amount of Annual
Retainer to be Converted	=	Options Granted in Lieu ofCash
Stock Price per share on Date of
Grant x valuation discount

The valuation discount shall be based upon the Black-Scholes formula or upon such other discount as the Board determines to be appropriate.

(d)                                 No Option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee’s lifetime, only by the optionee.  Notwithstanding the foregoing, the Board may set forth in a stock option agreement, at the time of grant or thereafter, that Options may be transferred to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners.  For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants.  Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

(e)                                  No Option or any part of an Option shall be exercisable:

(i)         except as provided in Section 6(b), before the Eligible Director has served one term-year as a member of the Board since the date the Option was granted (as used herein, the term “term-year” means that period from one Annual Meeting to the subsequent Annual Meeting),

(ii)        after the expiration of ten years from the date the Option was granted, or after the expiration of one year following the date on which the Eligible Director to whom the Option was granted ceased to be an Eligible Director for any reason.

(iii)       unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made:

(A)                     in United States dollars by certified check, or bank draft, or

(B)                       by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the Nasdaq National Market or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading, or

(C)                       by a combination of United States dollars and Common Stock shares as aforesaid, and

(iv)                    unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an Eligible Director of the Company, except that if such person shall cease to be such an Eligible Director, for any reason, while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, legatees or distributes, as the case may be, at any time within one year after the date such person ceases to be such an Eligible Director (but in no event after the Option has expired under the provisions of Section 5(e)(ii) above), may exercise the Option with respect to any Common Stock shares as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director.

In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(f)                                    Subject to Section 5(e) above, an Option shall become exercisable in full beginning on the earlier of (a) the first anniversary date of the grant of the Option or (b) the completion of one term-year following the grant of the Option.

(g)                                 Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 5(d), the Option shall be exercisable solely by the transferee.  The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the Option.  In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, for a period of one year following the date of the transferee’s death but in no event be exercisable after the expiration of the Option period set forth in the Stock Option Agreement.  The Option shall be subject to such other rules or terms as the Board shall determine.

6.             Adjustment Upon Certain Events

(a)                                  In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, rights offering to purchase stock at a price substantially below market value, or the like, the aggregate number and kind of shares available under the Plan, and the number, kind and price of shares subject to outstanding Options, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

(b)                                 Upon the occurrence of a Change of Control, (i) all outstanding Options granted pursuant to the Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such Options, and (ii) all restrictions applicable to all outstanding Options granted pursuant to the Plan shall be deemed to have been satisfied and such Options shall immediately vest in full.

(c)                                  Except as otherwise provided in an Option agreement, upon the occurrence of a Change of Control (as defined in Section 6(d)), the Board may, in its sole discretion, provide for (i) the payment of a cash amount in exchange for the cancellation of an Option which may equal the excess, if any, of the fair market value of the shares subject to such Option, as defined in Section 5(a), over the aggregate exercise price of such Options or (ii) the issuance of substitute Option awards that will substantially preserve the value, rights and benefits of any affected Options previously granted hereunder.

(d)                                 “Change of Control” means any one of the following:

(i)         the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(ii)        the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation;

(iii)       the sale of all or substantially all of the assets of the Company; or

(iv)                    a determination by the Board of Directors of the Company, in its sole and absolute discretion, that there has been a change in control of the Company.

7.                                      Miscellaneous Provisions

(a)                                  Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

(b)                                 Except as provided for under Section 5(d), an optionee’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee’s death, by will or the laws of descent and distribution), including, but not by way of limitations, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.  Any Options held by such assignee or transferee shall be subject to the terms of this Plan and the agreement pursuant to which such Options were granted.

(c)                                  No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

(d)                                 It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under Section 5(e)(iv) above) pay to the Company, upon its demand, such amount as may be requested by the

Company for the purpose of satisfying any liability or obligation of the Company to withhold federal, state, local or foreign income or other taxes.  If the amount requested is not paid, the Company may refuse to issue Common Stock shares.

(e)                                  The expenses of the Plan shall be borne by the Company.

(f)                                    The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company’s general creditors.

(g)                                 By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

8.         Amendment

The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations provided, however, that except as provided in Section 6 above, the Board may not, without further approval by the shareholders of the Company in accordance with Section 10 below, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in Section 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan.  No amendment of the Plan shall materially and adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee’s written consent.

9.         Termination

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)                                  upon the adoption of a resolution of the Board terminating the Plan; or

(b)                                 at earlier of (i) 11:59 p.m. Minneapolis, Minnesota time, on the date of the tenth annual meeting of shareholders of the Company held after 2005, or (ii) on August 2, 2015.

10.       Effective Date of Plan

The Plan shall become effective as of August 3, 2005, or such later date as the Board may determine, provided that the Company’s shareholders shall have adopted the Plan at the Company’s 2005 annual meeting of shareholders.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MEDICALCV, INC.
	THIS PROXY IS SOLICITED ON BEHALF OF THE	For	With- hold	For All Except
BOARD OF DIRECTORS		1. To elect seven directors for ☐	☐	☐

                The undersigned shareholder of MedicalCV, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 25, 2005, and hereby appoints Marc P. Flores and John H. Jungbauer, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of MedicalCV, Inc. to be held in the Universe Room of the Marquette Hotel, 5000 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on September 22, 2005, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of MedicalCV, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

the ensuing year and until
their successors shall be
elected and duly qualified.
		01 Susan L. Critzer	05 David B. Kaysen
		02 Marc P. Flores	06 Paul K. Miller
		03 Larry G. Haimovitch	07 J. Robert Paulson, Jr.
04 Lawrence L. Horsch
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s number in the space provided below.

		For	Against	Abstain
		2. To amend our Restated Articles of Incorporation to increase the number of authorized shares from 100,000,000 to 250,000,000. ☐	☐	☐
		3. To adopt the Amended and Restated 2001 Equity Incentive Plan. ☐	☐	☐

		4. To adopt the 2005 Director Stock Option Plan. ☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Please be sure to sign and date this Proxy in the box below.	Date
THIS PROXY WHEN PROPERLY EXECUTED WILL BE
VOTED IN THE MANNER DIRECTED ON THE PROXY
BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL
BE COUNTED TOWARDS THE EXISTENCE OF A
QUORUM.
Shareholder sign above	Co-holder (if any) sign above

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 Detach above card, sign, date and mail in postage paid envelope provided.

MEDICALCV, INC.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

     Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.